RECAPITALIZATION AGREEMENT AND PLAN OF MERGER

                                     between

                            SPEAKER ACQUISITION CORP.

                                       and

                               LEI HOLDINGS, INC.



                           Dated as of August 26, 1997


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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I - THE MERGER
         1.1      Merger.......................................................1
         1.2      Closing......................................................1
         1.3      Effective Time...............................................2
         1.4      Certificate of Incorporation of Surviving Corporation........2
         1.5      Bylaws of Surviving Corporation..............................2
         1.6      Directors and Officers of the Surviving Corporation..........2
         1.7      Merger Consideration.........................................3
                  1.7.1    Determination of Adjusted Cash Consideration........3
                  1.7.2    Treatment of Stock of Constituent Corporations......3
                  1.7.3    Options and Warrants................................6
                  1.7.4    Certain Adjustments to Gross Cash Consideration.....7
                  1.7.5    Closing Payments and Exchange of Certificates......10
                  1.7.6    No Further Transfers...............................11
         1.8      Preliminary Merger..........................................11
         1.9      Dissenters' Rights..........................................12
         1.10     No Fractional Shares; Aggregation...........................12
         1.11     Repayment of Funded Debt....................................13
         1.12     Payment of Transaction Expenses.............................13
         1.13     Management Bonus Payments...................................13

ARTICLE II - REPRESENTATIONS AND WARRANTIES
             OF THE COMPANY
         2.1      Organization and Good Standing..............................14
         2.2      Subsidiaries................................................14
         2.3      Power, Authorization and Enforceability.....................14
         2.4      No Approvals; No Conflicts..................................15
         2.5      Capitalization..............................................15
         2.6      Financial Statements........................................16
         2.7      Absence of Certain Changes or Events........................17
         2.8      Taxes.......................................................20
         2.9      Property....................................................22
         2.10     Compliance With Laws........................................23
         2.11     Material Contracts..........................................23
         2.12     Claims and Legal Proceedings................................25
         2.13     Labor Matters...............................................26
         2.14     Intellectual Property.......................................26
         2.15     Licenses, Permits and Authorizations........................27

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         2.16     Insurance...................................................27
         2.17     Employee Benefit Plans......................................28
         2.18     Absence of Questionable Payments............................29
         2.19     Brokers.....................................................29
         2.20     Bank Accounts...............................................29
         2.21     Full Disclosure.............................................29
         2.22     Transactions with Affiliates................................30
         2.23     Product Warranties, Defects and Liabilities.................30
         2.24     Accounts Receivable.........................................31
         2.25     Inventories.................................................31
         2.26     Environmental...............................................32

ARTICLE III - REPRESENTATIONS AND WARRANTIES
              OF TRANSCO
         3.1      Organization and Good Standing..............................34
         3.2      Power, Authorization and Enforceability.....................34
         3.3      No Approvals or Notices Required; No Conflicts With
                      Instruments.............................................34
         3.4      Claims and Legal Proceedings................................35
         3.5      Brokers.....................................................35
         3.6      Capitalization..............................................35
         3.7      No Subsidiaries.............................................36
         3.8      Taxes.......................................................36
         3.9      Compliance With Laws........................................36
         3.10     Funding.....................................................36

ARTICLE IV - COVENANTS........................................................37
         4.1      Access......................................................37
         4.2      Management Information......................................37
         4.3      Notification of Certain Matters.............................37
         4.4      Cooperation.................................................37
         4.5      Confidentiality.............................................38
         4.6      Conduct Prior to Closing....................................38
         4.7      Exclusivity.................................................41
         4.8      Publicity...................................................41
         4.9      Updating of Schedules; Waiver of Claims.....................41
         4.10     Notice of Majority Consent Action; Drag-Along Rights........42
         4.11     Preparation for Closing.....................................42
         4.12     Tax Treatment...............................................43
         4.13     Recipients of Confidential Information......................44
         4.14     Escrow Agreement............................................44
         4.15     Tax Returns.................................................44


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ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS
            OF TRANSCO
         5.1      Accuracy of Representations and Warranties..................45
         5.2      Performance of Obligations..................................45
         5.3      Opinions of Counsel for the Company.........................45
         5.4      Dissenters' Rights..........................................45
         5.5      Resignations................................................45
         5.6      Consents and Approvals......................................46
         5.7      Material Adverse Change.....................................46
         5.8      Compliance Certificate......................................46
         5.9      Proceedings and Documents; Secretary's Certificate..........46
         5.10     Shareholder Representation Letters..........................46
         5.11     Legal Proceedings...........................................47
         5.12     Termination of Options and Warrants.........................47
         5.13     Conversion of Preferred Stock...............................47
         5.14     Funding.....................................................47
         5.15     Employment Agreements.......................................47
         5.16     Stockholders Agreement......................................47
         5.17     Escrow Agreement............................................47
         5.18     Preliminary Merger..........................................48
         5.19     Noncompetition Agreement....................................48

ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS
             OF THE COMPANY
         6.1      Accuracy of Representations and Warranties..................48
         6.2      Performance of Obligations..................................48
         6.3      Compliance Certificate......................................48
         6.4      Legal Proceedings...........................................48
         6.5      Opinion of Counsel for Transco..............................49
         6.6      Stockholders Agreement......................................49

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER
         7.1      Termination.................................................49
         7.2      Effect of Termination.......................................50
         7.3      Amendment...................................................50
         7.4      Waiver......................................................50

ARTICLE VIII - SURVIVAL AND SHAREHOLDER INDEMNIFICATION
         8.1      Survival....................................................51
         8.2      Participating Shareholder Indemnification; Adjustment of
                     Merger Consideration.....................................51
         8.3      Threshold and Limitations...................................52
         8.4      Procedure for Indemnification...............................52
         8.5      Exclusive Remedies..........................................55

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         8.6      Arbitration.................................................55
         8.7      No Circular Recovery........................................56

ARTICLE IX - GENERAL..........................................................56
         9.1      Expenses....................................................56
         9.2      Notices.....................................................56
         9.3      Severability................................................59
         9.4      Entire Agreement............................................59
         9.5      Assignment..................................................59
         9.6      Parties in Interest.........................................59
         9.7      Specific Performance........................................60
         9.8      Governing Law...............................................60
         9.9      Headings....................................................60
         9.10     Counterparts................................................60
         9.11     Waiver of Jury Trial........................................60
         9.12     Consent to Jurisdiction.....................................61
         9.13     Survival and Independence of Representations................61
         9.14     Knowledge...................................................62



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                  RECAPITALIZATION AGREEMENT AND PLAN OF MERGER


         This Recapitalization Agreement and Plan of Merger (this "Agreement") is entered into as of August 26, 1997 by and between Speaker Acquisition Corp., a Delaware corporation ("Transco"), and LEI Holdings, Inc., a Delaware corporation ("Holdings" or the "Company").


                                    RECITALS

         A. The Company and Transco believe it advisable and in their respective best interests to effect a merger of Transco with and into the Company pursuant to this Agreement (the "Merger").

         B. The Board of Directors and the stockholders of the Company have approved the Merger in accordance with applicable law.

         C. The Board of Directors of Transco has approved the Merger in accordance with applicable law.


                                    AGREEMENT

         In consideration of the terms hereof, the parties hereto agree as follows:


                             ARTICLE I - THE MERGER

         1.1      MERGER

         Upon the terms and subject to the conditions of this Agreement, (a) at the Effective Time (as defined in Section 1.3 hereof) the separate corporate existence of Transco shall cease and Transco shall be merged with and into the Company (the Company, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation"), and (b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the State of Delaware and other applicable law.

         1.2      CLOSING

         Upon the terms and subject to the conditions of this Agreement, the closing of the Merger pursuant to this Agreement (the "Closing") shall take place on the earliest practicable business day after the conditions to the Closing of the Merger set forth in Articles V and VI hereof are satisfied or waived (the "Closing Date") at 10:00 a.m. local time at the offices of White & Case, 1155 Avenue of the Americas, New York, New York, or at such other time or location as Transco and

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the Company may agree. At the Closing, subject to the conditions set forth in
Articles V and VI hereof, each of the parties hereto shall deliver all documents, instruments, certificates and other items as may be required under this Agreement.

         1.3      EFFECTIVE TIME

         On the Closing Date, and subject to the terms and conditions of this Agreement, a certificate of merger (the "Certificate of Merger") in such form and executed in such manner as required by the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), shall be filed with the Delaware Secretary of State (the "Delaware Secretary"). The Merger shall become effective on the date and at the time (the "Effective Time") of filing of the Certificate of Merger or at such other time as may be specified in the Certificate of Merger as filed. If the Delaware Secretary requires any changes in the Certificate of Merger as a condition to its filing or to issuing a certificate to the effect that the Merger has become effective under Delaware Law, the parties hereto shall execute such documents and take such actions as may be necessary to incorporate such changes into the Certificate of Merger and to ensure its due and proper filing with the Delaware Secretary, provided that such changes are not inconsistent with and do not result in any substantial change in the terms of this Agreement.

         1.4      CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

         The Company shall amend its Certificate of Incorporation prior to the Effective Time to be substantially in the form attached hereto as Exhibit 1.4. At the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time (the "Restated Certificate") shall become the Certificate of Incorporation of the Surviving Corporation. Thereafter, the Certificate of Incorporation of the Surviving Corporation may be amended in accordance with its terms and as provided by law.

         1.5      BYLAWS OF SURVIVING CORPORATION

         At the Effective Time, the Bylaws of the Company as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation. Thereafter, the Bylaws of the Surviving Corporation may be amended in accordance with their terms, the Certificate of Incorporation of the Surviving Corporation and as provided by law.

         1.6      DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

         At the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth in Exhibit 1.6 hereto.


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         1.7      MERGER CONSIDERATION

                  1.7.1    DETERMINATION OF ADJUSTED CASH CONSIDERATION

         For purposes of this Agreement, the term "Adjusted Cash Consideration" shall be defined as follows:

                  (a) $18,488,000, plus the aggregate exercise price of all options, warrants and comparable rights exercised after the date hereof and prior to the Effective Time (including for such purposes the aggregate exercise price with respect to all Options exercised as provided in Section 1.7.3 below) (the "Gross Cash Consideration"), less

                  (b) $1,000,000 (the "Escrow Amount") and $750,000 (the
"Working Capital Holdback"), less

                  (c) all amounts other than unpaid principal and accrued and unpaid interest owing in respect of the Funded Debt (as defined in Section 1.11) of the Company being repaid at Closing by the Surviving Corporation, less

                  (d) any amounts paid with respect to dividends on Company Preferred Stock from March 31, 1997 through the Closing Date including dividends which shall be paid by the Company immediately prior to the Closing, less

                  (e) Transaction Expenses (as defined in Section 9.1) paid by the Company at or prior to the Closing, less

                  (f) an amount (the "Management Bonus Holdback") equal to the total amount of management bonuses that would be due in accordance with Exhibit
1.13 attached hereto assuming that the full amount of the Escrow Amount and the full amount of the Working Capital Holdback were required to be repaid to the Shareholders and that all the Escrow Common (as defined in Section 1.7.5(a) below) was required to be returned to the Shareholders from escrow in accordance with the Escrow Agreement (as defined in Section 1.7.2(b)(iii) below).

         For purposes of this Agreement, the term "Adjusted Cash Consideration Per Share" shall mean an amount equal to (x) the Adjusted Cash Consideration divided by (y) the total number of Closing Common Shares (as defined in Section
1.7.2 below), subject, in the case of Exercised Option Shares, to Section 1.7.3 below.

                  1.7.2    TREATMENT OF STOCK OF CONSTITUENT CORPORATIONS

         At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

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                  (a) All shares of any class of capital stock of the Company held by the Company as treasury shares or otherwise shall be canceled.

                  (b) Each share of Common Stock, $.01 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (including without limitation each share of Company Common Stock issued upon conversion of Preferred Stock, $.01 par value per share, of the Company ("Company Preferred Stock") immediately prior to Closing and each Exercised Option Share (as defined below) but excluding treasury shares referred to in Section 1.7.2(a)) (the total number of such shares, after giving effect to the amendment of the certificate of incorporation of Holdings contemplated by
Section 1.4 above and after giving effect to any stock split effected in accordance with Section 4.6(a) below, being referred to herein as the "Closing Common Shares") other than Dissenting Shares (as defined below) shall entitle the holder thereof to:

                           (i) the right to receive from the Surviving
Corporation the Adjusted Cash Consideration Per Share;

                           (ii) subject to Section 1.7.2(d), Section 1.7.5(b),
Section 1.10 and Article VIII below and to the Escrow Agreement (as defined below), the right to retain and continue to hold a number of shares of Common Stock (the "Stock Consideration"), par value $.01 per share, of the Surviving Corporation ("Surviving Common"), having the rights and other terms set forth in the Restated Certificate, equal to (A) 276,470 (the "Total Stock Consideration"), divided by (B) the total number of Closing Common Shares;

                           (iii) the right to receive from the Surviving
Corporation (A) such portion of the Escrow Amount, if any, as shall be remaining after payment of any indemnity claims to Indemnified Parties pursuant to Article VIII of this Agreement, payable in accordance with Article VIII of this Agreement and with the Escrow Agreement in substantially the form attached hereto as Exhibit 1.7 (the "Escrow Agreement"), divided by (B) the total number of Closing Common Shares;

                           (iv) the right to receive from the Surviving
Corporation (A) such portion of the Working Capital Holdback, if any, as shall be remaining after payment of (1) any Price Adjustment in accordance with
Section 1.7.4(b) below and (2) any Transaction Expenses paid by the Surviving Corporation to the extent not deducted from the Gross Cash Consideration under
Section 1.7.1(e) above, payable by the Surviving Corporation as promptly as practicable after determination of the amount, if any, thereof, in accordance with Section 1.7.4(b) below, divided by (B) the total number of Closing Common Shares; and

                           (v) the right to receive (A) the amount of any Unpaid
Management Stay Bonuses (as defined in Section 1.13 below), divided by (B) the total number of Closing Common Shares.

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                  (c) Each share of capital stock of Transco issued and
outstanding immediately prior to the Effective Time (the "Closing Transco Shares") shall be converted into the right to receive from the Surviving Corporation a number of shares of Surviving Common (the "Investor Shares") equal to (i) 850,000 divided by (ii) the total number of Closing Transco Shares. The aggregate dollar amount invested in Transco (and not withdrawn prior to Closing by dividend or other distribution) by the holders of Closing Transco Shares entitled to receive the Investor Shares under this paragraph, plus $1,000,000, less the aggregate amount of any transaction fees (not to exceed $1,000,000) paid to Bain Capital, Inc., Sun Capital Partners, Inc. or any of their Affiliates (as defined in Section 2.22 hereof) in connection with the transactions contemplated hereby, shall be defined herein as the "Investor Capital Contribution." The Investor Capital Contribution divided by 850,000 shall be referred to herein as the "Investor Per Share Value."

                  (d) Notwithstanding the provisions of Section 1.7.2(b)(i) and
(ii) above, any holder of Closing Common Shares may elect (unless such Shareholder has waived such right to elect), by delivery of written notice to the Company no later than 15 days after the date on which such holder receives from the Company a copy of this Agreement and written notification of the election rights provided by this paragraph, to retain, in lieu of all, but not less than all, of the portion of the Adjusted Cash Consideration otherwise due to such holder in respect of each Closing Common Share held by such holder, other than Closing Common Shares issued or issuable upon exercise of Options in accordance with their terms or in accordance with the provisions of Section
1.7.3 below, a number of shares of Surviving Common equal to the Adjusted Cash Consideration Per Share divided by the Investor Per Share Value; provided, however that the total number of shares of Surviving Common that may be retained in respect of such elections made under this paragraph may not in any event exceed 69,075 (the "Available Shares"). The Stock Consideration to which all Shareholders (other than Electing Shareholders (as defined below)) are entitled to retain under Section 1.7.2(b)(ii) above shall be reduced (but not below the number of shares constituting the Escrow Common (as defined in Section 1.7.5(a) below)), pro rata with respect to all such Shareholders based on their ownership of Closing Common Shares immediately prior to the Effective Time, by the total number of shares of Surviving Common which Shareholders elect ("Electing Shareholders") to retain in lieu of Adjusted Cash Consideration under this paragraph ("Election Shares"); provided, however, that in no event shall the total number of Election Shares exceed the Available Shares. In the event that the number of Election Shares that would otherwise be issuable under this paragraph, but for the limitation of the total number of Election Shares to the Available Shares, would exceed the Available Shares, then (i) the number of Election Shares to be retained by each Electing Shareholder shall be reduced by a sufficient number so that the total number of Election Shares does not exceed the number of Available Shares, such reduction to be pro rata according to the number of Closing Common Shares (excluding Closing Common Shares issued or issuable upon exercise of Options in accordance with their terms or in accordance with the provisions of Section 1.7.3 below) held by each Electing Shareholder immediately prior to the Effective Time, and (ii) to the extent of any such reduction in Election Shares, such Electing Shareholder shall be entitled to receive the Adjusted Cash Consideration that otherwise would have been payable to such Shareholder in respect of the number of shares so excluded from Election Shares as if no election had been made

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as to any shares so excluded. Any portion of the Adjusted Cash Consideration that otherwise would have been payable to Electing Shareholders but for elections under, and other provisions of, this paragraph (d) shall be paid to the Shareholders (other than Electing Shareholders and Dissenting Shareholders) pro rata in accordance with their ownership of Closing Common Shares immediately prior to the Effective Time.

                  (e) The Company shall ensure that all outstanding Company Preferred Stock is converted by the holders thereof into Company Common Stock immediately prior to the Closing.

                  (f) The consideration payable in respect of the Closing Common Shares under Section 1.7.2(b) above and Section 1.7.2(d) above, and Section
1.7.3 below, shall be referred to herein collectively as the "Merger Consideration."

                  (g) The approval by a Shareholder of this Agreement and the transactions contemplated hereby (whether by written consent, by vote or by execution of the written instrument referred to in Section 1.7.3 below) shall constitute the agreement by such Shareholder who so approves: (i) to enter into and be bound by the Escrow Agreement and the Stockholders Agreement (as defined in Section 5.16 below); (ii) to appoint the Shareholder Representatives (as defined in Section 8.4(d) below) to act on such Shareholder's behalf as set forth herein and in the Escrow Agreement; and (iii) to make the representations set forth in the applicable Shareholder Representation Letter referred to in
Section 5.10 hereof.

                  (h) The Surviving Corporation shall be entitled to reduce the amount of cash Merger Consideration to be delivered to any Shareholder hereunder by any amount required to be withheld under applicable law with respect to the transactions contemplated hereby; and to the extent that the amount of cash Merger Consideration payable hereunder to any Shareholder is not sufficient to cover such withholding obligations, such Shareholder will be required to deliver to the Surviving Corporation, as a condition to receiving any Merger Consideration hereunder, cash in an amount equal to such insufficiency.

                  1.7.3    OPTIONS AND WARRANTS

         Prior to the Effective Time, the Company shall take all action necessary so that (i) all options, warrants and other rights (other than the conversion rights of the Company Preferred Stock) to acquire Company Common Stock (collectively, "Options") are either exercised in full or terminated immediately prior to the Effective Time and (ii) there shall be no Options outstanding at the Effective Time; provided, however, that holders of Options may elect to exercise such Options effective upon the Effective Time by signing and delivering to the Company prior to the Effective Time a written instrument reasonably satisfactory to Transco and the Company evidencing the agreement of such holder to receive upon the Effective Time, in full consideration for the exercise of such Options and the agreement of such holder to surrender the Company Common Stock to be received upon such exercise for cancellation, the Merger Consideration that would otherwise have been received by such holder if such holder had exercised such Options prior to the Effective Time

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(which Merger Consideration, in the case of the Adjusted Cash Consideration Per
Share, shall be less the exercise price payable to the Company in respect of such Options and less any amounts required to be withheld under applicable tax withholding laws); and provided further, that the Company's obligation under this sentence with respect to Options held by Banc One Capital Partners, L.P. and BOCP II, Limited Liability Company (or any affiliates thereof) shall be to use the Company's reasonable best efforts to ensure such termination or exercise. Any holder of Options that elects to exercise his or her Options upon the Effective Time as contemplated by this Section 1.7.3 shall be considered a Shareholder for purposes of this Agreement. The aggregate number of shares of Company Common Stock subject to Options as to which such election is made are referred to herein as "Exercised Option Shares."

                  1.7.4    CERTAIN ADJUSTMENTS TO GROSS CASH CONSIDERATION

                  (a) At the Closing, each Shareholder's (including each holder of Exercised Option Shares) pro rata portion (in each case, the "Pro Rata Portion") of the Escrow Amount, the Working Capital Holdback and the Management Bonus Holdback, determined (before giving effect to any elections under Section 1.7.2(d) above) by multiplying an amount equal to $1,750,000 plus the Management Bonus Holdback by a fraction, the numerator of which is the number of Closing Common Shares (including Exercised Option Shares) held by such Shareholder and the denominator of which is the total number of Closing Common Shares (including all Exercised Option Shares), shall be deducted from the Gross Cash Consideration as set forth in Section 1.7.1 and, in the case of the Escrow Amount, shall be placed in a third party escrow account as provided in the Escrow Agreement, and, in the case of the Working Capital Holdback and the Management Bonus Holdback, shall be held by the Surviving Corporation in accordance with Section 1.7.4(b) hereof (in the case of the Working Capital Holdback) and Section 1.13 hereof (in the case of the Management Bonus Holdback); provided, however, that if the portion of the Adjusted Cash Consideration actually payable to any such Shareholder under this Article I (after giving effect to any elections made under Section 1.7.2(d) above) (the "Actual Cash Payment") is less than such Shareholder's aggregate Pro Rata Portion of the sum of the Escrow Amount, the Working Capital Holdback and the Management Bonus Holdback, then the entire amount of such Actual Cash Payment shall be placed in escrow in accordance with the Escrow Agreement, to the extent of such Shareholder's Pro Rata Portion of the Escrow Amount, and, to the extent any of such Actual Cash Payment remains, shall be held by the Surviving Corporation and paid or retained, as the case may be, in accordance with Section 1.7.4(b) hereof and Section 1.13 hereof. In such event, such Shareholder shall be obligated, as a condition of receiving any Merger Consideration to which such Shareholder otherwise would be entitled under this Article I, to pay over to the escrow agent and/or to the Surviving Corporation, as the case may be, any amount by which such Actual Cash Payment was less than such Shareholder's Pro Rata Portion of the sum of the Escrow Amount, the Working Capital Holdback and/or the Management Bonus Holdback, as the case may be.

                  (b) Holdings will deliver a balance sheet to Transco at Closing (the "Closing Balance Sheet"). The Shareholder Representatives shall instruct, and are hereby authorized by the

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Company to so instruct, the Company's current auditors (Price Waterhouse LLP,
Portland office) (the "Company Auditors") (x) to perform audit procedures with respect to the reserve for inventory and the reserve for allowance for doubtful accounts receivable set forth in the Closing Balance Sheet to determine if such reserves are in accordance with generally accepted accounting principles applied on a basis consistent with the preparation of the March 31, 1997 audited balance sheet and according to the same procedures and with adjustments made on the same basis as applied to the March 31, 1997 audited balance sheet, except that the quantities utilized in determining the value of inventory as of the date of the Closing Balance Sheet will be based on a physical inventory to be performed by the Company and observed by the Company Auditors on or about the Closing Date, and (y) to deliver to the Surviving Corporation as promptly as practicable after the Closing, but no more than 30 days thereafter, a written summary of any adjustments to such reserves as are necessary in light of such audit procedures (the "PW Report"). The PW Report shall also set forth:

                           (i) the difference of (A) the reserve for allowance
for doubtful accounts receivable set forth in the March 31, 1997 audited balance sheet as a percentage of total accounts receivable at such date (the "March A/R Reserve Percentage") minus (B) the reserve for allowance for doubtful accounts receivable at Closing as a percentage of the total accounts receivable at Closing (after any adjustments applied by the Company Auditors as contemplated above) (the "Closing A/R Reserve Percentage"), such difference (positive or negative) then being multiplied by the total accounts receivable reflected on the Closing Balance Sheet (the result being the "A/R Reserve Difference");

                           (ii) the difference (the "A/R Write-Off Difference")
of (A) an amount equal to (x) the total amount of all adjustments and write-offs of accounts receivable during the fiscal year ended March 31, 1997 multiplied by
(y) a fraction, the numerator of which is the number of days elapsed from and including April 1, 1997 through and including the Closing Date and the denominator of which is 365, minus (B) the sum of all adjustments and write-offs to accounts receivable for the period April 1, 1997 through the Closing Date (the "Post March 31, 1997 Receivable Write-Offs");

                           (iii) the difference (the "Inventory Reserve
Difference") of (A) the dollar amount of the reserve for inventory set forth in the March 31, 1997 audited balance sheet (the "March Inventory Reserve"), minus
(B) the dollar amount of the reserve for inventory at Closing (after any adjustments applied by the Company Auditors as contemplated above) (the "Closing Inventory Reserve");

                           (iv) the difference (the "Inventory Write-Off
Difference") of (A) an amount equal to (x) the total amount of all adjustments and write-offs of inventory during the fiscal year ended March 31, 1997 multiplied by (y) a fraction, the numerator of which is the number of days elapsed from and including April 1, 1997 through and including the Closing Date and the denominator of which is 365, minus (B) the sum of all adjustments and write-offs to inventory for

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the period April 1, 1997 through the Closing Date (the "Post March 31, 1997
Inventory Write- Offs"); and

                           (v) the difference (the "P/I Difference") of (A) the
amount of gross inventory determined as a result of the physical inventory minus
(B) the amount of gross inventory shown on the Closing Balance Sheet.

         The findings set forth in the PW Report shall be binding for all purposes on all parties; provided, however, that the Surviving Corporation shall be entitled to review the PW Report solely for the purpose of verifying the arithmetic reflected in the PW Report. Any objections to such arithmetic must be raised by the Surviving Corporation within five business days after receipt of the PW Report. In the event of any objection, the Surviving Corporation and the Shareholder Representatives (as defined in Section 8.4(d) below) shall resolve such objections or, if not resolved within five business days after the objection is raised, shall hire an independent big six accounting firm (other than Price Waterhouse LLP) to resolve such objections as promptly as practicable (but in no event longer than 10 business days after such firm is retained), the determination of such firm to be binding on the parties and the expenses of such firm to be shared equally by the Surviving Corporation and the Shareholders.

         The A/R Reserve Difference, the A/R Write-Off Difference, the Inventory Reserve Difference, the Inventory Write-Off Difference and the P/I Difference shall be netted, with any positive numbers offsetting negative numbers, the result thereof being the "Net Adjustment." If the Net Adjustment is a negative number, (x) 50% of the Net Adjustment, to the extent the Net Adjustment does not exceed $500,000, plus (y) if the Net Adjustment exceeds $500,000, 100% of the portion of the Net Adjustment that exceeds $500,000, plus (z) 50% of the fees of any accounting firm hired pursuant to the previous paragraph in connection with any objection raised by the Surviving Corporation, (the sum of clauses (x), (y) and (z) being referred to as the "Price Adjustment"), shall be deducted from the Working Capital Holdback, to the extent the Price Adjustment does not exceed the Working Capital Holdback, and credited to the Surviving Corporation. In the event that the Price Adjustment exceeds the Working Capital Holdback, any such excess shall be paid to the Surviving Corporation from the Escrow Amount in accordance with the Escrow Agreement. To the extent that the Working Capital Holdback exceeds the Price Adjustment, any such excess, less any Transaction Expenses paid by the Surviving Corporation pursuant to Section 1.12 at or after the Closing that were not deducted from the Gross Cash Consideration, shall be paid to the Shareholders (other than Dissenting Shareholders) in cash, pro rata according to their ownership of Closing Common Shares immediately prior to the Effective Time, within five business days after (x) receipt by the Surviving Corporation of the PW Report or (y) if objections thereto are raised by the Surviving Corporation, within five business days after resolution thereof. If the Net Adjustment is a positive number, there shall be no Price Adjustment under this paragraph, except that 50% of the fees of any accounting firm hired pursuant to the previous paragraph in connection with any objection raised by the Surviving Corporation shall be deducted from the Working Capital Holdback and credited to the Surviving Corporation.

                  (c) At the Closing, an amount equal to all amounts other than unpaid principal and accrued and unpaid interest owing in respect of the Funded Debt (as defined in Section 1.11 below) of the Company being repaid at Closing by the Surviving Corporation shall be deducted from the Gross Cash Consideration as set forth in Section 1.7.1 and shall be paid by the Surviving Corporation as provided in Section 1.11.

                  (d) Immediately prior to the Closing, the Company shall pay all accrued and unpaid dividends on Company Preferred Stock through the Closing Date in cash to the holders thereof and the amount of such dividends, together with any amounts previously paid with respect to dividends on Preferred Stock from March 31, 1997, shall be deducted from the Gross Cash Consideration as set forth in Section 1.7.1.

                  1.7.5    CLOSING PAYMENTS AND EXCHANGE OF CERTIFICATES

                  (a) At the Closing, the Surviving Corporation shall make available, and each person or entity who holds Closing Common Shares immediately prior to the Effective Time (collectively the "Shareholders" and individually a "Shareholder") other than Dissenting Shareholders (as defined below) shall be entitled to receive, upon surrender to the Surviving Corporation of one or more certificates representing Closing Common Shares (or appropriate affidavits of loss) or of the Option exercise instrument referred to in Section 1.7.3 (together with any other documents required to be delivered pursuant to such instrument) in the case of Exercised Option Shares, and upon compliance with the agreement set forth in Section 1.7.2(h) and any other conditions under this
Article I, (i), subject to Section 1.7.3 in the case of Exercised Option Shares and to Section 1.7.4(a), a check in an amount equal to the number of Closing Common Shares (including Exercised Option Shares) so surrendered by such Shareholder multiplied by the Adjusted Cash Consideration Per Share and (ii) a new stock certificate evidencing (A) the total number of shares of Surviving Common to be retained by such Shareholder as Stock Consideration in respect of such surrendered Closing Common Shares pursuant to Section 1.7.2(b)(ii) above, including any Election Shares to which such Shareholder is entitled under
Section 1.7.2(d) above, minus (B) a number of shares of Surviving Common equal to (1) the Escrow Common (as defined below), multiplied by (2) a fraction, the numerator of which is the number of Closing Common Shares held by such Shareholder immediately prior to the Effective Time and the denominator of which is the total number of Closing Common Shares outstanding immediately prior to the Effective Time. For purposes of this Agreement, the term "Escrow Common" shall mean a number of shares of Surviving Common included in the Total Stock Consideration equal to 176,470, less a number of shares of Surviving Common equal to the result obtained by dividing (x) the total number of Election Shares determined under Section 1.7.2(d) above minus the lesser of (1) the number of Election Shares and (2) 15,372, by (y) .895062; provided, however, that in no event shall the number of shares of Surviving Common constituting the Escrow Common be less than 116,470.

                  (b) At the Closing, the Surviving Corporation shall duly prepare, execute and issue a stock certificate evidencing the total number of shares of Escrow Common and shall deliver such Escrow Common certificate to the escrow agent named in the Escrow Agreement to be held in escrow in accordance therewith. Any Escrow Common remaining in escrow after June 30, 1999 shall be paid over to the Shareholders in accordance with the Escrow Agreement as promptly as practicable thereafter; provided, however, that the escrow agent shall withhold, pursuant to the Escrow Agreement, a number of shares of the Escrow Common sufficient to cover the potential Losses (as defined in Section 8.2) which could be recovered pursuant to any claim for indemnity in accordance with Article VIII hereof if written notice of such claim for indemnity has been given to the Shareholder Representatives in accordance with Article VIII hereof on or prior to June 30, 1999.

                  (c) The escrow agent named in the Escrow Agreement shall disburse to the Shareholders, as promptly as practicable in accordance therewith, any portion of the Escrow Amount remaining in escrow after June 30, 1998; provided, however, that the Escrow Agent shall withhold, pursuant to the Escrow Agreement, a portion of the Escrow Amount sufficient to cover the potential Losses (as defined in Section 8.2) which could be recovered pursuant to any claim for indemnity in accordance with Article VIII hereof if written notice of such claim for indemnity has been given to the Shareholder Representatives in accordance with Article VIII hereof on or prior to June 30, 1998.

                  (d) If all or any portion of the Merger Consideration payable under this Section 1.7 is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to the Surviving Corporation any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall accrue on any portion of the Merger Consideration payable under this Section 1.7.

                  1.7.6    NO FURTHER TRANSFERS

         From and after the Effective Time, there shall be no further transfers of any Closing Common Shares on the stock transfer books of the Company. If, after the Effective Time, certificates formerly representing shares of capital stock of the Company are presented to the Surviving Corporation for transfer, they shall be treated in accordance with this Article I.

         1.8      PRELIMINARY MERGER

         Subject to the condition set forth in the following sentence, immediately prior to the Closing, the Company shall cause Labtec Enterprises, Inc., a Washington corporation and wholly owned subsidiary of the Company ("Labtec"), to be merged with and into the Company, with the Company as the surviving corporation of such merger (the "Preliminary Merger"). The Company's obligation to effect the Preliminary Merger shall be conditioned upon satisfaction or waiver of the conditions set forth in Section 5.6 below.

         1.9      DISSENTERS' RIGHTS

         Any Closing Common Shares held by any Shareholder who, in accordance with Section 262 of Delaware Law, dissents from the Merger (a "Dissenting Shareholder") and requires appraisal of such Dissenting Shareholder's shares ("Dissenting Shares") shall not entitle such Dissenting Shareholder to receive such Dissenting Shareholder's pro rata interest in the Merger Consideration as described elsewhere in this Article I but instead shall become the right to receive from the Surviving Corporation such consideration as may be determined to be due to such Dissenting Shareholder pursuant to Delaware Law; provided, however, that Dissenting Shares outstanding at the Effective Time and held by a Dissenting Shareholder who shall after the Effective Time withdraw such Dissenting Shareholder's demand for appraisal or lose such Dissenting Shareholder's right of appraisal as provided by Delaware Law shall be deemed to be converted as of the Effective Time into the right to receive the consideration that would otherwise have been payable in respect thereof under, and on the terms and conditions set forth in, this Agreement if no dissent had been made. Promptly after execution and delivery of this Agreement, the Company shall take such actions as are necessary to comply with the requirements of
Section 262 of Delaware Law, as it relates to mergers approved pursuant to
Section 228 of Delaware Law, and shall use commercially reasonable efforts to ensure that the deadline under Section 262 of Delaware Law for demands for appraisal in respect of the Merger shall have expired prior to the Effective Time. Prior to the Effective Time, the Company will not settle any demand with respect to any Dissenting Shares without the consent of Transco. The Company shall give notice to Transco promptly after it is notified that any Shareholder has elected or attempted to exercise appraisal rights. Notwithstanding anything in Article VIII to the contrary, including without limitation provisions relating to the Threshold (as defined in Section 8.3(a)), all amounts paid by the Surviving Corporation to any Dissenting Shareholder pursuant to a judgment in or settlement of a proceeding relating to Dissenting Shares which exceed the value of the Merger Consideration which would have been paid to such Dissenting Shareholder had he not dissented shall be paid to the Surviving Corporation from the Escrow Amount. Nothing in this Agreement is intended or shall be construed as an agreement or admission that any statutory appraisal rights are or may be available with respect to the transactions contemplated hereby.

         1.10     NO FRACTIONAL SHARES; AGGREGATION

         No certificates or scrip representing fractional shares of Surviving Common shall be issued pursuant to the Merger, and no dividend, stock split or other distribution with respect to Surviving Common shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. Each Shareholder's Closing Common Shares shall be aggregated, rather than considered on a share by share basis, in determining the portion of the total Merger Consideration to which such Shareholder is entitled under this Agreement.

         1.11     REPAYMENT OF FUNDED DEBT

         At Closing, the Surviving Corporation shall repay in full all indebtedness of the Company and its Subsidiaries (as defined below) owing under
(i) the Loan and Security Agreement dated June 27, 1996, as amended and in effect from time to time, between Fleet Capital Corporation and Labtec, and agreements and documents relating thereto (together, the "Fleet Facility"), and
(ii) the Subordinate Loan and Warrant Purchase Agreement dated September 6, 1994, as amended and in effect from time to time, among Banc One Capital Partners Corporation, Banc One Capital Partners II, Limited Partnership and the Company, and agreements and documents relating thereto (together, the "Banc One Obligation") for borrowed money, together with all accrued and unpaid interest thereon through the Closing Date and all prepayment penalties and other obligations due in respect thereof upon repayment and termination (collectively, the "Funded Debt").

         1.12     PAYMENT OF TRANSACTION EXPENSES

         The Surviving Corporation shall pay in full, on behalf of the Shareholders, any and all Transaction Expenses that are presented by the Shareholder Representatives to the Surviving Corporation or any Subsidiary thereof for payment after the Effective Time, only to the extent that such Transaction Expenses, together with any Price Adjustment under Section 1.7.4(b) above, do not exceed the Working Capital Holdback, and only if such Transaction Expenses were not deducted from the Gross Cash Consideration at Closing, and the Transaction Expenses so paid shall be credited to the Surviving Corporation from the Working Capital Holdback.

         1.13     MANAGEMENT BONUS PAYMENTS

         After the Closing, the Surviving Corporation shall satisfy the cash payment obligations described on Exhibit 1.13 relating to the payment of bonuses to members of management of Labtec specified in such Exhibit in the amounts, at the times and subject to the conditions specified therein. In no event will the total amount of all bonuses payable under this Section 1.13 exceed the amount of the Management Bonus Holdback. Any amount of the Management Bonus Holdback not required to be paid as provided in Exhibit 1.13 (the "Unpaid Management Stay Bonuses") by or on behalf of the Surviving Corporation to management shall be paid in cash by the Surviving Corporation to the Shareholders (excluding Dissenting Shareholders), promptly after the determination not to pay any such amounts, in accordance with Section 1.7.2(b)(v) above.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         To induce Transco to enter into and perform this Agreement, the Company represents and warrants to Transco as follows in this Article II.

         2.1      ORGANIZATION AND GOOD STANDING

         Each of the Company and each of its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing as such in each jurisdiction in which their operations or ownership or leasing of property makes such qualification and good standing necessary, except as has not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse change in or effect on the business, operations, prospects or financial or other condition of the Company and its Subsidiaries taken as a whole (a "Company Adverse Effect"). The jurisdictions in which the Company and its Subsidiaries are incorporated and qualified to do business are listed in Section 2.1 of the Schedule of Exceptions attached hereto (the "Schedule of Exceptions"). The Company has delivered to Transco true and correct copies of the charter documents and bylaws, or equivalent organizational documents, of the Company and each of its Subsidiaries, all as amended through the date of this Agreement.

         2.2      SUBSIDIARIES

         Holdings does not own or control, directly or indirectly, any corporation, partnership, limited liability company or other business entity other than Labtec , Labtec Enterprises (UK), Ltd., a British corporation ("Labtec UK"), and Labtec Enterprises (Hong Kong), Ltd., a Hong Kong corporation ("Labtec Hong Kong") (together, the "Subsidiaries").

         2.3      POWER, AUTHORIZATION AND ENFORCEABILITY

         Holdings has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate action on the part of Holdings necessary for the due authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Holdings has been taken, except the notification referred to in Section 4.10 below. This Agreement and the consummation of the transactions contemplated hereby have been duly authorized, and this Agreement has been duly executed and delivered, by Holdings and is a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms. The Merger and this Agreement have been approved and adopted by the holder of all shares of Company Preferred Stock issued and outstanding as of the date of this Agreement and by the holders of not less than 99% of the shares of Company Common Stock issued and outstanding as of the date of this Agreement, and such approval is sufficient to constitute approval of this Agreement and the Merger by the Company's stockholders pursuant to the requirements of Delaware Law. All solicitations and other information provided to shareholders in connection with such approval and adoption, and all steps taken by or on behalf of the Company in connection with the foregoing, have complied in all material respects with applicable laws.

         2.4      NO APPROVALS; NO CONFLICTS

         The execution, delivery and performance of this Agreement by Holdings, and the consummation by Holdings of the transactions contemplated hereby (including, without limitation, the consummation of the Merger and the Preliminary Merger), will not (a) constitute a violation (with or without the giving of notice or lapse of time or both) of any provision of any domestic or foreign law applicable to the Company or any of its Subsidiaries, (b) require any consent, approval or authorization of, or the making of any declaration, filing, registration, qualification or recording with, any individual, corporation, partnership, association, trust, joint venture, unincorporated organization or other entity or any domestic or foreign governmental authority ("Person"), by or on behalf of the Company or any of its Subsidiaries, except as set forth in Section 2.4(b) of the Schedule of Exceptions, (c) result in a default under, an acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, or any other cause of action under, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their assets are subject, except as set forth in
Section 2.4(c) of the Schedule of Exceptions, (d) result in the creation of any lien or encumbrance upon, or forfeiture of, any of the Company's assets, (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents or bylaws of the Company or any of its Subsidiaries, or (f) require any severance payments, stay bonuses or other special compensation to be made by the Company or its Subsidiaries other than as contemplated by Section 1.13 hereof.

         2.5      CAPITALIZATION

                  (a) The authorized capital stock of Holdings consists solely of 134,000 shares of Company Common Stock (which shall be increased prior to Closing as contemplated by Section 1.4 and 4.6(a) hereof) and 34,000 shares of Company Preferred Stock. As of the date of this Agreement, 78,986 shares of Company Common Stock and 34,000 shares of Company Preferred Stock are issued and outstanding (the "Outstanding Shares"), which Outstanding Shares are held of record as set forth in Section 2.5(a) of the Schedule of Exceptions. The Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable. Except as specified in Section 2.5(a) of the Schedule of Exceptions, there is no agreement or charter or by-law provision which obligates the Company to purchase or redeem any equity securities or options, warrants or other rights to acquire equity securities of the Company. The Company has provided Transco with true and complete copies of all certificates or other documents or instruments evidencing or representing the outstanding Company Preferred Stock and all outstanding options, warrants and other rights, if any, to purchase equity securities of the Company. The Company has also provided Transco with true and complete copies of all agreements pursuant to which the Company may exercise drag-along rights in connection with the transactions contemplated by this Agreement and such agreements have not expired or been terminated and no rights thereunder have been waived by the Company. Immediately prior to the Merger, (i) the Company will have no outstanding equity securities other than as specified in Section 2.5(a) of the Schedule of Exceptions (subject to increase pursuant to the stock split referred to in Section 4.6(a) below) and (ii) the Company shall have no obligation to pay any dividends or other Distributions (as defined in Section 2.7(j), other than accrued dividends on the Company Preferred Stock which shall be paid in cash immediately prior to Closing and the full amount of which shall be deducted from the Gross Cash Consideration as contemplated by Sections 1.7 and 4.6(a). All holders of the capital stock, options, warrants and other rights to acquire equity securities of the Company who executed the written consent of stockholders approving this Agreement are "accredited investors" as defined in Regulation D under the Securities Act of 1933, as amended.

                  (b) The authorized capital stock of Labtec consists solely of 500 shares of common stock, no par value. As of the date of this Agreement, 48.7 shares of such common stock are issued and outstanding, which shares are duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of Labtec Hong Kong consists solely of 1,000 ordinary shares, HK$10.00 par value. As of the date of this Agreement, 1,000 such ordinary shares are issued and outstanding, which shares are duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of Labtec UK consists solely of 100 ordinary shares, (pound)1,00 par value. As of the date of this Agreement, two such ordinary shares are issued and outstanding, which shares are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Section 2.5(b) of the Schedule of Exceptions, Holdings owns of record and beneficially all outstanding capital stock of Labtec, and Labtec owns of record and beneficially all outstanding capital stock of Labtec Hong Kong and Labtec UK, in each case free and clear of any Lien (as defined in Section 2.9(b)), right of first refusal or option.

                  (c) Except as set forth in Section 2.5(c) of the Schedule of Exceptions, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character which obligate or may obligate Holdings or any of its Subsidiaries to issue any additional shares of capital stock or any securities convertible into or evidencing the right to subscribe for any shares of capital stock, other than
Section 4.6(a) of this Agreement.

         2.6      FINANCIAL STATEMENTS

         The Company has delivered to Transco (a) audited consolidated balance sheets and audited consolidated statements of operations and retained earnings and cash flows of the Company as of March 31, 1995, 1996 and 1997 and accompanying notes, certified by Price

Waterhouse LLP, independent certified public accountants, and (b) an unaudited consolidated balance sheet and unaudited consolidated statements of operations and retained earnings and cash flows of the Company as of June 30, 1997. All such financial statements (collectively, the "Financial Statements") have been prepared from the books and records of the Company in conformity with generally accepted accounting principles ("GAAP") on a basis consistent with prior accounting periods and present fairly, in all material respects, the financial position, results of operations and changes in cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated, subject, in the case of the unaudited Financial Statements referred to in clause (b) above, to normal recurring period-end audit adjustments and to the absence of footnotes. The Company has delivered to Transco the monthly unaudited consolidated financial statements of the Company and its Subsidiaries prepared by the Company's management in the ordinary course of business, consistent with past practice, for internal use for the months of April, May, June and July 1997. Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any kind which are not reflected or reserved against in the balance sheet of the Company dated June 30, 1997, except liabilities and obligations (x) under contracts, agreements and similar instruments that would not be required by GAAP to be recorded or disclosed in such balance sheet and do not result from any breach of contract or of applicable law or, (y) incurred since such date in the ordinary course of business. The total amount of Debt of the Company as of March 31, 1997 was $21,512,000.

         2.7      ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except as set forth in Section 2.7 of the Schedule of Exceptions, since March 31, 1997 neither the Company nor any of its Subsidiaries has:

                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment (other than this Agreement) other than in the ordinary course of business, consistent with past practice;

                  (b) failed to administer its capital expenditures or deferred charges program in the ordinary course of business;

                  (c) sold, leased to others or otherwise disposed of any material amount of assets (except for sales of inventory in the ordinary course of business and except as otherwise required by the terms of this Agreement);

                  (d) entered into any contract, agreement or other binding obligation, other than this Agreement and any other agreements entered into by the Company after the date hereof for the purpose of effecting the Preliminary Merger, relating to (i) the purchase of any equity securities or options, warrants or other rights to acquire equity securities of any Person, (ii) the purchase of assets either material in amount or constituting a business or (iii) any merger, consolidation or other business combination;

                  (e) canceled or compromised any Debt owing to the Company or any material claim in excess of $20,000 individually or $100,000 in the aggregate, waived or released any right of material value in excess of $20,000 individually or $100,000 in the aggregate, or instituted, settled or agreed to settle any material litigation (provided that such dollar limitations set forth in this Section (e) shall not apply with respect to claims or rights against an Affiliate or employee of the Company and its Subsidiaries);

                  (f) (i) experienced any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs, or (ii) changed the compensation or terms of employment provided to the Company's officers or employees earning more than $100,000 per annum or (iii) except as set forth in Schedule 2.7(f), paid or agreed or orally promised to pay, conditionally or otherwise, any extra compensation to any such person (including, without limitation, any such payments to be made to employees of the Company in connection with and/or from the proceeds of the transactions contemplated hereby, excluding the payments contemplated by Section 1.13 hereof);

                  (g) disposed of or permitted to lapse any rights to the use of any material trademark, service mark, trade name, patent, copyright or other intellectual property right;

                  (h) (i) made any change in any method of accounting or accounting practice or in its pricing, billing, payment, collection or credit policies or practices other than in the ordinary course of business or (ii) granted any extensions of credit other than in the ordinary course of business or (iii) failed to pay any creditor any amount owed to such creditor when due other than in the ordinary course of business in connection with bona fide claims or disputes;

                  (i) made any gifts or sold, leased, transferred or exchanged any material property for less than the fair value thereof;

                  (j) (i) made, declared or paid any dividend or other distribution on or in respect of any equity security of the Company (except as contemplated by Section 4.6(a) below); (ii) purchased, redeemed or otherwise retired any equity security of the Company, directly or indirectly; or (iii) made any payment or other distribution on or in respect of the principal of, interest on, or otherwise relating to, directly or indirectly, any Debt (as defined below) owing to any Affiliate (excluding the Banc One Obligation) (any of the foregoing being a "Distribution") (other than (x) the accrual of dividends on the Company Preferred Stock or (y) payment or satisfaction of dividends accrued on the Company's Preferred Stock to the extent such dividends are either (a) paid in cash, the full amount of which is deducted from Gross Cash Consideration at Closing or (b) satisfied by conversion of Company Preferred Stock into Company Common Stock included within the Closing Common Shares);

                  (k) incurred or otherwise become liable in respect of any Debt (as defined below), except for money borrowed in the ordinary course of business by the Company and its subsidiaries under the currently existing revolving credit facilities pursuant to the Fleet Facility (including without limitation for the purpose of making principal and interest payments on the

Banc One Obligation and for the purpose of paying accrued and unpaid dividends on Company Preferred Stock) ("Permitted Debt");

                  (l) experienced any material adverse change in its relationships with its employees, agents, customers, distributors, manufacturers or suppliers, except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Adverse Effect;

                  (m) acquired any corporation, partnership, other business organization or division thereof;

                  (n) entered into any transactions otherwise than on an arms' length basis;

                  (o) entered into or performed any transaction with any Affiliate (as defined in Section 2.22 below) of the Company (other than transactions entered into (i) among the Company and its Subsidiaries in the ordinary course of business or (ii) as contemplated by this Agreement);

                  (p) entered into any contract, agreement or other binding obligation to do any of the things referred to in clauses (a) through (o) above; or

                  (q) experienced any event or series of events which has had or could reasonably be expected to have, individually or in the aggregate, a Company Adverse Effect.

         For purposes of this Agreement:

                  (1) The term "Debt" shall mean, with respect to any Person, all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) under or relating to letters of credit (including without limitation any obligation to reimburse the letter of credit issuer with respect to amounts drawn under such instruments), (iv) for the deferred purchase price of goods or services (other than trade payables or accruals incurred and paid in the ordinary course of business, but only to the extent that such payables or accruals are not interest-bearing and all applicable discounts for prompt payment are taken in the ordinary course of business), (v) under capital leases, (vi) with respect to check overdrafts, cash/book overdrafts or otherwise reflected as negative cash in financial statements of such Person, (vii) for deferred compensation, (viii) to pay any accrued dividends (except, in the case of Company Preferred Stock, to the extent that such dividends are satisfied in full through conversion of Company Preferred Stock into Company Common Stock included within the Closing Common Shares or payment in cash of accrued and unpaid dividends on the Company Preferred Stock to the extent deducted from the Gross Cash Consideration at Closing), (ix) constituting a stated amount or liquidation preference amount of any equity security entitled to any preference over the Company Common Stock (except, in the case of Company Preferred Stock, to the extent that such securities are canceled without further obligation through the conversion, at or prior to Closing, of such securities into Company Common Stock that is included within the Closing Common Shares) and (x) in the nature of Guarantees (as defined below) of the obligations described in clauses (i) through (ix) above of any other Person;

                  (2) The term "Guarantee" shall mean (A) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other obligation of any other Person, (B) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (i) to pay the Debt of such obligor, (ii) to purchase any obligation owed by such obligor, (iii) to purchase or lease assets (other than inventory in the ordinary course of business) under circumstances that would enable such obligor to discharge one or more of its obligations, or (iv) to maintain the capital, working capital, solvency or general financial condition of such obligor, and (C) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of Debt or other obligations of such partnership or venture).

         2.8      TAXES

                  (a) The Company and Subsidiaries have filed all Tax (as defined below) returns (including without limitation all local, state, federal and foreign Tax returns where the Company or its Subsidiaries are required to file) required to have been filed by them, and have paid all Taxes owed by any of the Company any of its Subsidiaries or for which the Company and its Subsidiaries are otherwise liable (whether or not shown as owing on any Tax return). The Company has included on any U.S. federal, state and local income Tax returns filed by it all income of its Subsidiaries required to be included therein. All such Tax returns were true, correct and complete in all respects. There is no dispute, claim, action, suit, proceeding, audit, deficiency or assessment pending concerning any Taxes of the Company or any of its Subsidiaries either (i) claimed or raised by any governmental authority in writing or (ii) as to which the Company or its Subsidiaries otherwise have knowledge. No Tax returns filed by the Company or any of its Subsidiaries in the last three years have been audited or are currently being audited, except as set forth in Section 2.8 of the Schedule of Exceptions. The Company has made available to Transco correct and complete copies of all federal, state, local or foreign income Tax returns filed by the Company or any of its Subsidiaries in the last three years and any examinations, reports, statements of deficiencies, assessed against or agreed to by either the Company or any of its Subsidiaries since January 1, 1994. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax. Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations (within the meaning of Section 1502 of the Internal Revenue Code of 1986, as amended (the "Code")) filing a consolidated federal income Tax return (other than a group the common parent of which was Holdings) or has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise. For purposes of this Agreement, the term "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                  (b) No written claim has ever been made by a taxing authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax returns that it is or may be subject to taxation by that jurisdiction. There are no security interests in any of the assets of either the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (c) Neither the Company nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any of its Subsidiaries has made any payments, is obligated (or after giving effect to the transactions contemplated by Section
1.13 hereof will be obligated) to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company and its Subsidiaries have disclosed on their federal income Tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                  (d) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of March 31, 1997, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet as of March 31, 1997 (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax returns.

                  (e) No powers of attorney with respect to Taxes of the Company or any of its Subsidiaries are currently in force.

                  (f) The Company and its Subsidiaries have withheld and paid to the IRS or the appropriate state, local, or foreign taxing authority all amounts required to be withheld from the wages of its employees prior to the date hereof under federal law, state law, foreign law and the applicable provisions of the Code.

                  (g) All contributions and other Taxes due form the Company and its Subsidiaries pursuant to any unemployment insurance or workers compensation laws and all sales or use Taxes which are due or payable by the Company or Subsidiary prior to the date hereof have been paid in full.

                  (h) All Tax sharing agreements or similar agreements with respect to or involving the Company and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder.

         2.9      PROPERTY

                  (a) Section 2.9(a) of the Schedule of Exceptions contains a complete and accurate list of all real property (the "Real Property") and all personal property excluding inventory with a value in excess of $3,000 (the "Personal Property") owned, leased or used by the Company or any of its Subsidiaries. Except as set forth in Schedule 2.9(a), the Company and its Subsidiaries have valid and subsisting leasehold interests in, or a contractual right to use, all Real Property, with the right to occupy and use the same for their intended purposes.

                  (b) The Company and its Subsidiaries have good and marketable title to, or, in the case of property held under lease or other contractual obligation, a valid and enforceable right to use under an enforceable lease or license, all of its properties, rights and assets, whether real or personal and whether tangible or intangible (excluding Intellectual Property (as defined in Section 2.14 below)) used or useful in the conduct of the business of the Company as currently conducted, including, without limitation, all properties, rights and assets reflected in the Financial Statements (except as sold or otherwise disposed of since March 31, 1997 in the ordinary course of business). The Company has delivered to Transco true and complete copies of all leases, subleases, rental agreements, notices, memoranda or short forms of leases and related tenant estoppel certificates, subordination agreements, nondisturbance agreements, recognition agreements or attornments, contracts of sale, tenancies, easements or licenses of all or any portion of the Real Property or Personal Property. The Real Property or Personal Property are not subject to any liens, mortgages, pledges, deeds of trust, security interests, conditional sales agreements, charges, encumbrances and other adverse claims of interest of any kind (collectively, "Liens"), except Liens described in Section 2.9(b) of the Schedule of Exceptions.

                  (c) Except as set forth in Section 2.9(c) of the Schedule of Exceptions, there are no zoning, building or land use codes, rules, ordinances or regulations that materially restrict the use of all or any portion of the Real Property for the conduct thereon of the business of the Company. All facilities on such Real Property have received all necessary approvals of governmental authorities (including licenses and permits) required in connection with use and operation thereof and such facilities have been operated and maintained in material compliance with all applicable laws and regulations.

                  (d) Each lease to which the Company or any of its Subsidiaries is a party of any portion of the Real Property, and each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject, is valid and in good standing, the Company and its Subsidiaries have complied in all material respects with its obligations thereunder, and neither the Company and its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in default thereunder in any material respect, nor is there any event which, with the giving of notice or lapse of time or both, would constitute a material default thereunder by the Company and its Subsidiaries or, to the knowledge of the Company, any other party thereto. The Company or its Subsidiaries have not received notice of any default under a lease, license or rental agreement for Real Property or notice that any party to any such lease, license, rental agreement, contract of sale or other agreement to which the Company or any of its Subsidiaries is a party intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

                  (e) There are no leases, subleases, service contracts, tenancies or licenses of any portion of the Real Property, except as listed in
Section 2.9(e) of the Schedule of Exceptions.

                  (f) All Personal Property is in good working order, operating condition and state of repair, ordinary wear and tear excepted. To the Company's and its Subsidiaries' knowledge, all leased real property of the Company and its Subsidiaries included in the Real Property is in reasonably good physical condition commensurate with its current use.

         2.10     COMPLIANCE WITH LAWS

         Except as set forth in Section 2.10 of the Schedule of Exceptions, the Company has complied and continues to comply with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the Company or its Subsidiaries, its business and the properties owned, leased or used by the Company or its Subsidiaries, including without limitation all laws relating to intellectual property protection, antitrust matters, consumer protection, import and export matters, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters and labor and employment matters, except as could not reasonably be expected to have, individually or in the aggregate, a Company Adverse Effect. Neither the Company nor any Subsidiary thereof has received notification of any unasserted present or past unremedied material failure to comply with any laws, rules, regulations, ordinances, decrees and orders.

         2.11      MATERIAL CONTRACTS

         Section 2.11 of the Schedule of Exceptions contains a complete and accurate list of all material contracts, agreements, instruments and arrangements to which the Company or any of its Subsidiaries is a party (a true and complete copy of each of which has been delivered by the Company to Transco) (the "Material Contracts"), including without limitation the following:

                   (a) All collective bargaining agreements and other labor agreements; all employment or consulting agreements (including, without limitation, all contracts concerning the management or operation of any real property) or forms thereof, all Employee Benefit Plans (as defined below) and all other plans, agreements, arrangements or practices which constitute compensation or benefits to any of the directors, officers or employees of the Company or any of its Subsidiaries;

                   (b) All contracts, agreements and similar obligations under which the Company or any of its Subsidiaries is or may become obligated to pay any legal, accounting, brokerage, finder's or similar fees or expenses in connection with, or to incur any severance pay or special compensation obligations which would become payable by reason of, this Agreement or the consummation of the transactions contemplated hereby;

                   (c) All contracts, agreements and similar obligations under which the Company or any of its Subsidiaries is or will after the Closing be (i) restricted from carrying on any business or other activities anywhere in the world or (ii) bound to participate in any allocation or sharing of Taxes;

                   (d) All contracts, agreements and similar obligations (including, without limitation, options) to (i) sell or otherwise dispose of any Assets except in the ordinary course of business or (ii) purchase or otherwise acquire any material property or properties except in the ordinary course of business;

                   (e) All contracts, agreements and similar obligations under which the Company or any of its Subsidiaries has or will after the Closing have any liability or obligation to or for the benefit of any Affiliate of the Company;

                   (f) All contracts, agreements and similar obligations under which the Company or any of its Subsidiaries has any liability or obligation for Debt or constituting or giving rise to a Guarantee of any liability or obligation of any Person, or under which any Person has any liability or obligation constituting or giving rise to a Guarantee of any liability or obligation of the Company or any of its Subsidiaries (including, without limitation, partnership and joint venture agreements);

                   (g) All contracts, agreements and similar obligations under which the Company or any of its Subsidiaries may become obligated to pay any amount in excess of $100,000 in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (i) acquisition or disposition of real property or of property constituting a product line, (ii) other acquisition or disposition of assets other than sales of inventory in the ordinary course of business, (iii) acquisition or disposition of securities,
(iv) assumption of liabilities or warranty, (v) settlement of claims, (vi) merger, consolidation or other business combination, or (vii) any series or group of related transactions or events of a type specified in subclauses (i) through (vi);

                   (h) All distributorship or supply agreements, all contracts with any governmental authority and all other contracts, agreements and similar obligations with distributors, manufacturers, suppliers, vendors, or other suppliers of goods or services (other than contracts, agreements and similar obligations with customers or other purchasers with respect to sales of goods or services of the Company), including, without limitation, purchase or sales or service orders, which, in the case of any of the foregoing, individually (or together with any related agreements or orders) are likely to involve payments by or on behalf of, or to, the Company and its Subsidiaries in excess of $100,000 during the fiscal year ended March 31, 1998 or $100,000 over the shorter of (x) the twelve-month period beginning on the date hereof or (y) the remaining term of the contract;

                   (i) All contracts with customers or other purchasers of goods or services of the Company, including without limitation, purchase orders, which individually, or together with related agreements or orders, are likely to involve payments to the Company in excess of $500,000 during the fiscal year ended March 31, 1998 or $500,000 over the shorter of (x) the twelve-month period beginning on the date hereof or (y) the remaining term of the contract, which contracts represent all material sales agreements and orders with the top 30 customers (by dollar volume for the 12 months ended June 30, 1997) of the Company and its Subsidiaries taken as a whole; and

                   (j) All sales representative agreements to which the Company or any of its Subsidiaries is party.

         Except as set forth in Section 2.11 of the Schedule of Exceptions, all such Material Contracts are valid and in full force and effect, the Company has performed in all material respects its obligations thereunder, and there are not, under any of the Material Contracts, any defaults or events of default on the part of the Company or, to the Company's knowledge, any other party thereto, except in each case as could not reasonably be expected to have, individually or in the aggregate, a Company Adverse Effect. The Company has not received notice that any party to any such Material Contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder.

         2.12      CLAIMS AND LEGAL PROCEEDINGS

         Except as set forth in Section 2.12 of the Schedule of Exceptions, there are no material claims, actions, suits, arbitrations or proceedings ("Actions") pending or, to the Company's knowledge, threatened against the Company, nor, to the knowledge of the Company, are there any investigations of the Company pending or threatened, before or by any domestic or foreign governmental or nongovernmental department, commission, board, bureau, agency or instrumentality or any other body. There is no Action pending (or, to the knowledge of the Company, threatened), which seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. There are no material outstanding or unsatisfied judgments, orders, decrees, stipulations or settlements to which the Company is a party which could reasonably be expected to have, individually or in the aggregate, a Company Adverse Effect.

         2.13      LABOR MATTERS

         Except as set forth in Section 2.13 of the Schedule of Exceptions, there are no material disputes, employee grievances or disciplinary actions pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of its current or former employees. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement with any labor union, and has no knowledge of any organizational efforts by or on behalf of any labor union with respect to the employees of the Company or any of its Subsidiaries. Except as set forth in Section 2.13 of the Schedule of Exceptions, and except for any matters that will be fully performed, terminated or expired as of the Closing with no further obligation on the part of the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries is a party to any management, employment or other contract providing for the employment or rendition of executive services; employment contract that is not terminable without penalty by the Company or its Subsidiaries on no more than 30 days' notice; or bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, employee benefit or similar plan, agreement or arrangement.

         2.14      INTELLECTUAL PROPERTY

         The Company owns, or has a contractual right to use, all patents, copyrights, trademarks, trade names, service marks, licenses, trade secrets, know-how, other proprietary information and other intellectual property rights ("Intellectual Property") now used by the Company or any of its Subsidiaries in its business, except as could not reasonably be expected to have, individually or in the aggregate, a Company Adverse Effect. The Intellectual Property is free and clear of all Liens, except as set forth in Section 2.14 of the Schedule of Exceptions. To the Company's knowledge, its operations and the operations of its Subsidiaries do not infringe upon any validly issued or pending trademark, trade name, service mark, copyright or, to the Company's knowledge, any validly issued or pending patent or other intellectual property right of any other person or entity, nor, to the Company's knowledge, is there any infringement by any other person or entity of any of the Intellectual Property of the Company or any of its Subsidiaries (except as set forth in Section 2.14 of the Schedule of Exceptions). The Company, to its knowledge, has taken all commercially reasonable actions necessary with respect to the protection and maintenance of its registered trademarks, except as could not be reasonably expected to have a Company Adverse Effect. The manner in which the Company has manufactured, labeled, packaged, shipped, advertised and sold its products, or has contracted or arranged for any of the foregoing, complies with all applicable domestic and foreign laws and regulations, except as could not reasonably be expected to have, individually or in the aggregate, a Company Adverse Effect, except as set forth in Section 2.14 of the Schedule of Exceptions. A true and complete list of
(a) all U.S. and foreign patents, patent applications, patent agreements, license agreements, consulting agreements, trademark registrations and applications therefor, trade names, service marks and copyright registrations and applications therefor to which the Company or any of its Subsidiaries is a party or which are used in its business or owned by or licensed to the Company or any of its Subsidiaries (true and complete copies of which have been delivered to Transco) and (b) any interference actions or adverse claims made or threatened in respect thereof and any claims made or threatened for alleged infringement thereof is set forth in
Section 2.14 of the Schedule of Exceptions. Except as set forth on Section 2.14 of the Schedule of Exceptions with respect to written manufacturing/tooling agreements under which the Company or its Subsidiaries have granted licenses to third-party manufacturers of products for sale to the Company or its Subsidiaries (true and correct copies of which have been provided to Transco), there is no agreement under which the Company or any Subsidiary is liable as licensor with respect to any Intellectual Property, and neither the Company nor any of its Subsidiaries has granted licenses to any third party with respect to any of the Intellectual Property. Except as set forth in Section 2.14 of the Schedule of Exceptions, neither the Company nor any of its Subsidiaries is a party to any Action alleging any infringement with respect to the Intellectual Property, nor to the knowledge of the Company has any such Action been threatened against the Company.

         2.15      LICENSES, PERMITS AND AUTHORIZATIONS

         The Company holds all governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies (the "Permits"), whether federal, state, local or foreign, the failure to obtain which could reasonably be expected to have a Company Adverse Effect. All of the Permits are in full force and effect, except where failure to be in full force and effect has not had and could not reasonably be expected to have a Company Adverse Effect. The operations of the Company and its Subsidiaries as heretofore or currently conducted were not and are not in violation of any Permits, except as could not reasonably be expected to have, individually or in the aggregate, a Company Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice that any governmental authority or other licensing authority or association currently plans to revoke, cancel, rescind, materially modify or refuse to renew in the ordinary course any of the Permits.

         2.16       INSURANCE

         Except as set forth in Section 2.16 of the Schedule of Exceptions, the Company and its Subsidiaries maintain reasonable and customary insurance protection on their property (including leased premises) and against general liabilities, claims and risks. Set forth in Section 2.16 of the Schedule of Exceptions is a true and complete list of all policies of insurance issued in the Company's name, containing in each case the name of the insurer, the policy number, coverage amount, deductible, premium and expiration date. The Company and its Subsidiaries have paid all premiums due under such policies, and neither the Company nor any of its Subsidiaries is in default, in any material respect, with respect to its obligations under any of such policies. The Company has never been refused coverage, had its insurance coverage terminated or had its insurance rates increased as a result of excessive risk, unfavorable loss experience or similar factors. The Company maintains all insurance required under the terms of any lease of the Real Property.

         2.17       EMPLOYEE BENEFIT PLANS

                    (a) Disclosure. Section 2.17 of the Schedule of Exceptions lists each employee benefit plan, policy, program, contract or arrangement, whether for a single individual or a group of individuals, ("Employee Benefit Plan") that is maintained or contributed to by (or required to be maintained or contributed to by) the Company or any corporation, trade, business or other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "Related Entity") for the benefit of any current or former officer, employee, agent, director or independent contractor of the Company (with respect to any such person's employment or service with the Company) or any dependents or beneficiaries of any such person, or with respect to which the Company has any obligation or liability (whether or not currently accrued, fixed, absolute, contingent, unmatured or determinable), including, but not limited to, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Company Plans"). With respect to each Company Plan, the Company has provided to Buyer accurate, current and complete copies of each of the following: (1) where the plan has been reduced to writing, the most recent plan document together with all amendments thereto; (2) where the plan has not been reduced to writing, a written summary of all material plan terms; (3) where applicable, copies of any trust agreements, custodial agreements, insurance policies, administration agreements and similar agreements, and investment management or investment advisory agreements; (4) copies of any current summary plan descriptions, employee handbooks or similar employee communications; (5) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination letter from the IRS; (6) in the case of any funding arrangement intended to qualify as a VEBA under Section 501(c)(9) of the Code, a copy of the IRS letter determining that it so qualifies; and (7) in the case of any plan for which Forms 5500 are required to be filed, a copy of the two most recently filed Forms 5500, with schedules attached.

                    (b) No Defined Benefit Pension Plans. Neither the Company nor any Related Entity has ever maintained or been required to contribute to any Company Plan subject to Title IV of ERISA.

                    (c) Plan Qualification; Plan Administration. Each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified. Each Company Plan, including any associated trust or fund, has been administered in all material respects in accordance with its terms and with applicable law, and nothing has occurred with respect to any Company Plan that has subjected or could reasonably be expected to subject the Company to a material penalty under Section 502 of ERISA or to a material tax under Sections 4972, 4975, or 4979 of the Code.

                    (d) Claims. Section 2.17 of the Schedule of Exceptions sets forth each and every pending, or to the knowledge of the Company, threatened lawsuit, claim or other controversy relating to a Company Plan, other than routine claims for benefits in the normal course. No Company Plan is the subject of an ongoing examination or audit by a government agency or is the subject of a pending application or filing under a government-sponsored voluntary compliance, amnesty, or similar program.

                    (e) Retiree Benefits Plan. Other than as required under
Section 6.01 et seq. ERISA or Section 4980B of the Code, no Company Plan that constitutes an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA provides benefits or coverage in the nature of health or life insurance following retirement or other termination of employment.

         2.18       ABSENCE OF QUESTIONABLE PAYMENTS

         Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has used or agreed to use any funds of the Company or any of its Subsidiaries for improper or unlawful contributions, payments, gifts or entertainment or made any improper or unlawful expenditures relating to political activity to any domestic or foreign government official or other person. Neither the Company nor any of its Subsidiaries nor, to its knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has accepted or received any improper or unlawful contributions, payments, gifts or expenditures in connection with the operation of the Company's business.

         2.19       BROKERS

         Neither the Company nor any of its stockholders, Subsidiaries or affiliates has retained any broker or finder in connection with the transactions contemplated by this Agreement, except Stephens Inc. whose fee shall be paid at Closing as contemplated by Section 1.7.1(e) of this Agreement.

         2.20       BANK ACCOUNTS

         Section 2.20 of the Schedule of Exceptions sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. On and after the Closing, all monies and accounts arising out of, relating to or established for the business of the Company or any of its Subsidiaries shall be held by, and accessible only to, the Company or the applicable Subsidiary of the Company.

         2.21       FULL DISCLOSURE

         The representations and warranties and other factual statements of the Company contained in this Agreement, and all information in the Exhibits hereto (including without limitation in the Schedule of Exceptions and the exhibits and attachments thereto), do not contain any untrue statement of a material fact or, taken as a whole, omit to state a material fact necessary in order to make the statements made herein and therein not misleading.

         2.22       TRANSACTIONS WITH AFFILIATES

         Except for the matters set forth in Section 2.22 of the Schedule of Exceptions and the bonuses contemplated by Section 1.13 above, (i) no Affiliate (as defined below) of the Company is an employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any contractual obligation with, the Company or any of its Subsidiaries and (ii) no officer or director of the Company is an Affiliate of any competitor, customer, distributor, supplier or vendor of the Company or any of its Subsidiaries. None of the assets (real, personal, tangible or intangible) or other property owned by or used in the conduct of the business of the Company and its Subsidiaries are owned by any Affiliate of the Company or subject to any license or similar arrangement allowing use thereof by any Affiliate. All transactions between the Company and its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand, which occurred during the periods covered by the Financial Statements are reflected in the Financial Statements at amounts which do not materially overstate or understate the consolidated net worth, net income or cash flow of the Company and its Subsidiaries taken as a whole as compared with fair market values and prices which would be charged and paid between parties at arms' length, except as set forth in Section 2.22 of the Schedule of Exceptions. The term "Affiliate" shall mean, as to the Company (or, if another Person is specified, as to such other specified Person), (i) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such specified Person), including without limitation, in the case of the Company, each of the Shareholders and other Persons listed in
Section 2.22 of the Schedule of Exceptions, (ii) any Person who is or has been within two years of the time in question an officer, director or direct or indirect beneficial holder of at least 5% of any class of the outstanding capital stock of any Person referred to in clause (i) above and the members of the immediate family of each such officer, director or holder (and, if such specified Person is a natural person, of such specified Person), (iii) each Person which is a trust or foundation or similar entity controlled by, controlling or established or maintained (in whole or in part) for the benefit of any Affiliate (as defined in clause (i) or (ii) above), and (iv) each Person of which the Company (or such specified Person) or an Affiliate (as defined in clauses (i), (ii) or (iii) above) thereof shall, directly or indirectly, beneficially own at least 5% of any class of outstanding capital stock or other evidence of beneficial interest.

         2.23       PRODUCT WARRANTIES, DEFECTS AND LIABILITIES

         Except as disclosed in Section 2.23 of the Schedule of Exceptions, each product manufactured, sold, leased, or delivered by the Company or any of its Subsidiaries has been in conformity in all material respects with all applicable federal, state, local or foreign laws and regulations, contractual commitments and all express and implied warranties, except where a failure to conform, singly or in the aggregate, could not reasonably be expected to have a Company Adverse Effect, and to the Company's knowledge the Company has no liability for replacement or repair thereof or other damages in connection therewith, except for liabilities incurred in the ordinary course of business. Other than guaranties, warranties and indemnities granted in the ordinary course of business (which guarantees, warranties and indemnities could not reasonably be expected to have, individually or in the aggregate, a Company Adverse Effect), no product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the Company's standard terms and conditions of sale or lease for such products. To its knowledge, the Company has no material liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased, or delivered by the Company and, to the knowledge of the Company, there has been no inquiry or investigation made in respect thereof by any Person.

         2.24       ACCOUNTS RECEIVABLE

         The Company has delivered to Transco a list of all accounts receivable of the Company and its Subsidiaries as of March 31, 1997 (the "Accounts Receivable"), which list is true, correct and complete in all material respects and sets forth the aging of such Accounts Receivable. All Accounts Receivable of the Company and its Subsidiaries represent sales actually made or services actually performed in the ordinary course of their business consistent with past practice. Since March 31, 1997, (a) no event has occurred that would, under GAAP, applied in a manner consistent with the Company's March 31, 1997 audited financial statements, require a material increase in the ratio of (i) the reserve for allowances for doubtful accounts receivable to (ii) the accounts receivable of the Company or the Subsidiary, and (b) there has been no material adverse change in the composition of such Accounts Receivable in terms of aging. Except as set forth in Schedule 2.24, there is no material contest, claim, right of return or right of set-off contained in any written or oral agreement with any account debtor relating to the amount or validity of any Account Receivable, other than accounts receivable which do not exceed, in the aggregate, the reserve for uncollected accounts set forth in the Company's March 31, 1997 audited balance sheet.

         2.25       INVENTORIES

         The inventories of the Company and the Subsidiaries on a consolidated basis as reflected on the balance sheet dated as of March 31, 1997 consist only of items in good condition and salable or usable in the ordinary course of business as such business is currently conducted and historically has been conducted, except to the extent of the inventory reserve included on the balance sheet dated as of March 31, 1997, which reserve is adequate for such purpose, and are recorded on such balance sheet in accordance with GAAP applied in a manner consistent with the Company's past practices and experience with respect to the time required to sell slow-moving inventory.

         2.26       ENVIRONMENTAL

         During the preceding three years: (a) the business of the Company and its Subsidiaries has been operated and continues to be operated in substantial compliance with all laws and regulations of any governmental authority relating to the protection of public health, safety and the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, the Occupational Safety and Health Act, as amended, and other comparable local and foreign laws and (b) to the Company's knowledge, there have been no spills or other discharges of hazardous materials on Real Property.

         Except as disclosed in Schedule 2.26 of the Schedule of Exceptions:

                    (a) To the Company's knowledge, there are no circumstances or conditions present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of the Company and its Subsidiaries during the period of its ownership, occupancy, leasehold or tenancy, including but not limited to on-site or off-site storage or Release of a Chemical Substance, that may give rise to any Environmental Liabilities and Costs;

                    (b) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any of their present or past assets, properties, businesses, leaseholds or operations (i) have received or are subject to, or within the past three years have received or been subject to, any order, decree, judgment, complaint, agreement, claim, citation, or notice or (ii) are subject to any ongoing judicial or administrative proceeding indicating that the Company or any of its Subsidiaries is or may be: (x) in violation of any Environmental Law; (y) responsible for the on-site or off-site storage or Release of any Chemical Substance; or (z) liable for any Environmental Liabilities and Costs;

                    (c) The Company has no reason to believe that it or any of its Subsidiaries will become subject to a matter identified in subsection (b); and no investigation or review with respect to such matters is pending or threatened, nor has any Authority or other third party indicated an intention to conduct the same;

                    (d) Neither the business as currently operated by the Company or any of its Subsidiaries, nor any of the Real Property or Personal Property are subject to, or as a result of the transactions contemplated by this Agreement would be subject to, the requirements of any Environmental Laws that require notice, disclosure, cleanup or approval prior to or upon transfer of such Real Property or Personal Property or business or which would impose Liens on such Assets or business;

                    (e) Section 2.9(a) of the Schedule of Exceptions lists all property presently leased, owned or operated by the Company and its Subsidiaries and identifies all such property

(and the area within that property) that has been used by the Company and its Subsidiaries or by any other party (including a prior owner or operator) for the storage or disposal of Chemical Substances;

                    (f) The Company and its Subsidiaries have not owned or, to the Company's knowledge, operated any underground storage tank.

                    (g) There are no environmental audits, inspections, assessments, investigations or similar reports in the Company's or any Subsidiary of the Company's possession or of which the Company is aware relating to the Land or the business or the compliance of the same with applicable Environmental Laws.

         "Chemical Substance" means any chemical substance, including but not limited to any (i) pollutant, contaminant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, toxic or hazardous substance, material or waste, (iii) petroleum or any fraction thereof;
(iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl;
(vi) chlorofluorocarbons; and (vii) any other substance, material or waste, which is identified or regulated under any Environmental Law, as now and hereinafter in effect, or other comparable laws.

         "Environment" includes real property and any improvements thereon, and also includes, but is not limited to, ambient air, surface water, drinking water, groundwater, land surface, subsurface strata and water body sediments.

         "Environmental Law" means any federal, state, local or common law, regulation or legal requirement relating to human health, safety, pollution, or protection or cleanup of the Environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, the Occupational Safety and Health Act, as amended, and any other law or legal requirement, as now or hereinafter in effect, relating to: (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Chemical Substance; (c) exposure of persons, including employees, to any Chemical Substance; or (d) the physical structure or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance.

         "Environmental Liabilities and Costs" means all claims, demands, actions, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and litigation costs) incurred, whether directly or indirectly:
(i) pursuant to or in order to comply with any Environmental Law; (ii) as a result of a Release of any Chemical Substance; or (iii) as a result of any environmental, health or safety conditions present at, created by or arising out of the past, present or future operations of the Company or of any prior operator of a facility or site at which the Company now operates.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Chemical Substance into the Environment of any kind whatsoever (including the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).


                  ARTICLE III - REPRESENTATIONS AND WARRANTIES
                                   OF TRANSCO

         To induce the Company to enter into and perform this Agreement, Transco represents and warrants to the Company as of the date of this Agreement as follows in this Article III:

         3.1        ORGANIZATION AND GOOD STANDING

         Transco is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Transco has delivered to the Company true and correct copies of its charter documents and bylaws, as amended through the date of this Agreement.

         3.2        POWER, AUTHORIZATION AND ENFORCEABILITY

         Transco has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate action on the part of Transco necessary for the due authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Transco has been taken. This Agreement and the consummation of the transactions contemplated hereby have been duly authorized, and this Agreement has been duly executed and delivered, by Transco and is a legal, valid and binding obligation of Transco, enforceable against Transco in accordance with its terms. The Merger and this Agreement have been approved and adopted by the board of directors of Transco, and, by virtue of Section 251(f) of the Delaware General Corporation Law, approval of the Merger and this Agreement by the stockholders of Transco is not required under Delaware Law.

         3.3    NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

         The execution, delivery and performance of this Agreement by Transco, and the consummation by Transco of the transactions contemplated hereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time or both) of any provision of any domestic or foreign law applicable to Transco, (b) require any consent, approval or authorization of, or the making of any declaration, filing, registration, qualification or recording with, any Person, by or on behalf of Transco, (c) result in a default under, an acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, or any other cause of action under, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which Transco is a party or by which Transco is bound or to which any of its assets are subject,
(d) result in the creation of any lien or encumbrance upon, or forfeiture of, any of Transco's assets, or (e) conflict with or result in a breach of or constitute a default under any provision of Transco's charter documents or bylaws.

         3.4        CLAIMS AND LEGAL PROCEEDINGS

         There are no material Actions pending or, to Transco's knowledge, threatened against Transco, nor, to the knowledge of Transco, are there any investigations of Transco pending or threatened, before or by any domestic or foreign governmental or nongovernmental department, commission, board, bureau, agency or instrumentality or any other body. There is no Action pending (or, to the knowledge of Transco, threatened), which seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. There are no material outstanding or unsatisfied judgments, orders, decrees, stipulations or settlements to which Transco is a party which have had or could reasonably be expected to have a material adverse effect on the business, operations or financial or other condition of Transco prior to the Merger or the Surviving Corporation after the Merger (a "Transco Adverse Effect").

         3.5        BROKERS

         Transco has not retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation by Transco shall be paid by Transco.

         3.6        CAPITALIZATION

         The authorized capital stock of Transco consists solely of 3,000 shares of common stock, $.01 par value per share ("Transco Common Stock"). As of the date of this Agreement, no shares of Transco Common Stock are issued and outstanding. Immediately after the Closing, the authorized, issued and outstanding capital stock of the Surviving Corporation shall be as set forth in
Exhibit 3.6 hereto and shall be held as set forth therein. Except for subscription and other agreements with respect to issuance of shares and warrants described in Exhibit 3.6 hereto, there is no agreement or charter or by-law provision which obligates Transco to issue, purchase or redeem any equity securities or options, warrants or other rights to acquire equity securities of Transco. At or prior to Closing, Transco will provide the Company with true and complete copies of all certificates or other documents or instruments evidencing or representing the

Transco Common Stock and all outstanding options, warrants and other rights, if any, to purchase equity securities of Transco. Immediately prior to the Merger, Transco will have no outstanding equity securities other than as specified in
Exhibit 3.6.

         3.7        NO SUBSIDIARIES

         Transco does not have any subsidiaries or own any equity interest in any other entity.

         3.8        TAXES

         Transco has not been required to file any Tax returns and has incurred no liabilities or obligations of any kind for Taxes. The Surviving Corporation will not file any election under Section 338 of the Code (or any comparable provision of state or local law) with respect to the Merger or the Preliminary Merger.

         3.9        COMPLIANCE WITH LAWS

         Transco has complied and continues to comply with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to Transco and its activities, including without limitation all laws relating to intellectual property protection, antitrust matters, consumer protection, import and export matters, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters and labor and employment matters, except as has not had and could not reasonably be expected to have a Transco Adverse Effect. Transco has not received notification of any unasserted present or past unremedied material failure to comply with any such laws, rules, regulations, ordinances, decrees and orders.

         3.10      FUNDING

         Bankers Trust Company and Equinox Investment Partners, L.L.C., or their respective affiliates, have made binding commitments (the "Commitments") to Transco to provide financing through the making of loans and the purchase of securities of the Surviving Corporation in amounts which are, together with capital contributions to be made by the shareholders of Transco immediately prior to the Closing, sufficient to pay the amounts to be paid under this Agreement and the fees and expenses incurred by Transco in connection with the transactions contemplated hereby; provided, however, that such Commitments are subject to the specific conditions set forth in Exhibit 3.10.

                             ARTICLE IV - COVENANTS

         Transco and the Company covenant and agree as follows:

         4.1       ACCESS

         From the date of this Agreement to and including the Closing, the Company and its Subsidiaries shall grant Transco and its agents, employees, accountants, lenders and attorneys reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants, other facilities, customers, vendors, landlords and other third parties with whom the Company and its Subsidiaries do business, and the opportunity to examine and make copies of the books and records of the Company and its Subsidiaries, except such books and records the disclosure to Transco of which would result in the waiver of attorney-client privilege; provided, however, that in any event the Company and its Subsidiaries shall notify Transco if it is relying on the preceding exception in connection with any matter and of the nature of such matter.

         4.2       MANAGEMENT INFORMATION

         From the date of this Agreement to and including the Closing, the Company shall provide to Transco all material information requested by Transco regarding the operation of the business of the Company and its Subsidiaries, including, without limitation, monthly financial statements as regularly prepared by management of Labtec, information relating to relationships with suppliers, customers and other third parties and information concerning other material developments in the business of the Company and its Subsidiaries.

         4.3       NOTIFICATION OF CERTAIN MATTERS

         From the date of this Agreement to and including the Closing, the Company shall promptly advise Transco in writing if the Company receives notice or knowledge of the commencement or threat of any claim, litigation or proceeding against or directly affecting the Company or its business, or any rulings, decrees or other material developments in any claim, action or suit described in the Schedule of Exceptions or arising after the date hereof. Each of the Company and Transco shall give prompt notice to the other of the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause the Company or Transco, as the case may be, to be unable to satisfy the conditions set forth in Article V or Article VI, as the case may be, of this Agreement.

         4.4       COOPERATION

         Each party will use commercially reasonable efforts to cooperate with each other party and with the others' employees, agents, lenders, attorneys and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. The Company and

Transco shall, and shall use all reasonable efforts to cause their respective Subsidiaries to: (a) promptly make all filings and seek to obtain all authorizations and approvals required under all applicable laws with respect to the Preliminary Merger and the Merger and the other transactions contemplated hereby and cooperate with each other with respect thereto; (b) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Articles V and VI and to consummate and make effective the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein as soon as practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); and (c) not take any action which might reasonably be expected to impair the ability of the parties to consummate the Merger at the earliest possible time (regardless of whether such action would otherwise be permitted or not prohibited hereunder). Without limiting the generality of the foregoing, the Company and Transco shall use commercially reasonable efforts to prevent the entry in a judicial or administrative proceeding brought under any antitrust law of any permanent or preliminary injunction or other order that would make consummation of the transactions contemplated by this Agreement in accordance with the terms hereof unlawful, or would prevent, delay or impose conditions on such consummation. The Company and Transco shall cooperate in such arrangements in connection with the Preliminary Merger and the Merger as may be necessary to ensure that the capital stock of Labtec Hong Kong continues to be held by at least two shareholders (consisting of (i) the Company and (ii) a Subsidiary of the Company or other person satisfactory to the Surviving Corporation).

         4.5       CONFIDENTIALITY

         Except as required by law, contemplated by this Agreement or necessary to carry out the transactions contemplated hereby, all information or documents furnished in connection with such transactions and this Agreement by any party shall be kept confidential by the party or parties to whom furnished at all times prior to the Closing in accordance with the confidentiality agreement entered into by them or their representatives in connection with the transactions contemplated hereby, and in the event such transactions are not consummated, each such party shall promptly return to the other all documents furnished hereunder and shall continue to keep confidential all information furnished hereunder and shall not thereafter use the same for its advantage. The Company will further take all steps reasonably requested by Transco to assure that the Surviving Corporation will, from and after the Closing, have the benefit of any confidentiality agreements entered into by Stephens Inc. or other representatives of the Company or its Shareholders prior to the Closing Date in connection with any possible sale or recapitalization of, or investment in or business combination involving, the Company.

         4.6       CONDUCT PRIOR TO CLOSING

         From the date of this Agreement to and including the Closing, unless Transco shall otherwise agree in writing, the business of the Company shall be conducted in the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law, and the Company and its Subsidiaries shall use commercially reasonable efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and its Subsidiaries and to preserve the current relationships of the Company and its Subsidiaries with customers, suppliers, manufacturers, distributors, landlords and other persons with which the Company and its Subsidiaries have significant business relations. The Company and its Subsidiaries will maintain the compensation and terms of employment currently paid to the officers and principal employees of the Company and its Subsidiaries substantially unchanged until the Closing. By way of illustration and not limitation, except as otherwise contemplated by this Agreement, the Company and its Subsidiaries shall not, between the date of this Agreement and the Effective Time, do any of the following without the prior written consent of Transco (such consent not to be unreasonably withheld):

                   (a) declare, make or pay any Distribution, except (i) dividends payable in respect of the Company Preferred Stock pursuant to the Certificate of Incorporation of Holdings as in effect on the date hereof to the extent satisfied in full at or prior to Closing through either (x) conversion of Company Preferred Stock into Company Common Stock included within the Closing Common Shares or (y) payment in cash of accrued and unpaid dividends on the Company Preferred Stock to the extent deducted from the Gross Cash Consideration at Closing and (ii) such distributions of stock or other securities, if any, as may be deemed to occur as part of the Preliminary Merger; provided, however, that prior to the Closing the Company may effect such stock split or splits as may be necessary to ensure that the number of Closing Common Shares will equal 1,176,470, or as close thereto as practicable;

                   (b) acquire any corporation, partnership, other business organization or division thereof;

                   (c) incur any Debt or other obligations, except (i) Permitted Debt and (ii) obligations other than Debt incurred in the ordinary course of business and consistent with past practice;

                   (d) enter into any material contract, lease or agreement other than in the ordinary course of business, consistent with past practice;

                   (e) authorize capital expenditures in excess of, or fail to make capital expenditures substantially in accordance with, the Company's fiscal 1998 capital expenditure budget;

                   (f) enter into any employment or consulting agreement, or increase the compensation payable to its officers, employees or consultants, except for increases in accordance with existing agreements or past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, or enter into any stay bonus or other special compensation arrangements with or with respect to, any director, officer or other employee of the

Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, stay bonus or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                   (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, inventory management, pricing, billing, warranty and return policies, payment of accounts payable or collection of accounts receivable.

                   (h) enter into any transactions otherwise than on an arm's-length basis;

                   (i) enter into or perform any transaction with any Affiliate (as defined below) of the Company (other than transactions entered into (i) among the Company and its Subsidiaries in the ordinary course of business or
(ii) as contemplated by this Agreement);

                   (j) mortgage, pledge or subject to any Lien any of its property, business or Assets, except Liens specified in Section 2.9(b) of the Schedule of Exceptions and except materialmen's liens securing payments not yet due, tax liens in respect of Taxes not yet due and other statutory liens in respect of obligations not yet due and that are not, individually or in the aggregate, material to the Company and its Subsidiaries or their respective assets taken as a whole;

                   (k) make any material gifts or sell, lease, transfer or exchange any material property for less than the fair market value thereof;

                   (l) release any material claim;

                   (m) amend the charter or by-laws of the Company or any of its Subsidiaries, except the filing of the Restated Certificate in substantially the form attached hereto as Exhibit 1.4 (which filing the Company agrees to make prior to the Effective Time);

                   (n) allow any material Permit to lapse or terminate or fail to renew any material Permit in accordance with prudent business practice;

                   (o) enter into, amend, extend, terminate or permit any renewal notice period to lapse with respect to any lease or any other contractual obligation that contains either consideration to be given or performed by the Company or any of its Subsidiaries of a value exceeding $25,000 or a term exceeding one year; or

                   (p) enter into any contractual obligation, or make any promise, to do any of the things referred to in clauses (a) through (o) above.

         4.7       EXCLUSIVITY

         The Shareholders, the Company and the Subsidiaries shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer relating to any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any significant equity interest in, the Company or any Subsidiary or any business combination with the Company or any Subsidiary or participate in any negotiations regarding, or furnish to any third party any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any party to do or seek any of the foregoing. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Transco promptly if any such proposal or offer, or any inquiry or contact with any party with respect thereto, is made and shall, in any such notice to Transco, indicate in reasonable detail the identity of the party making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact.

         4.8       PUBLICITY

         Except as may be required by law (in which case prior notice shall be given to the other party hereto), no party to this Agreement shall issue, or permit to be issued by any affiliate of such party, any press release or other public statement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto.

         4.9       UPDATING OF SCHEDULES; WAIVER OF CLAIMS

         Subject to the provisions of this Section 4.9, the Company shall have the right to update the Schedule of Exceptions (either by amending existing Sections thereof or by adding new Sections thereto) at any time prior to 2:00 p.m. Pacific time on September 20, 1997 (the "Update Deadline") in respect of Developments (as hereinafter defined) that arise after the date hereof. In the event that the Termination Date (as defined in Section 7.1 below) is extended from September 30, 1997 to October 14, 1997 pursuant to Section 7.1 hereof, the Update Deadline shall be automatically extended to October 1, 1997. Transco hereby agrees that, in the event Transco is notified by or on behalf of the Company in writing prior to the Update Deadline, through notice sent reasonably promptly after the Company obtains knowledge of the occurrence of the matter to which the notice relates, which notice will contain an update of the Schedule of Exceptions (either by amending existing Sections thereof or by adding new Sections thereto) pursuant to this Section 4.9 (the "Update"), of any development, circumstance, event, occurrence, fact or other matter that arises after the date of this Agreement and prior to the Update Deadline (a "Development"), which Development would cause any representation or warranty of the Company contained in this Agreement to be untrue or incorrect as of the Closing Date as though made on that date, and with respect to such untruth or inaccuracy Transco does not have the right to terminate this Agreement in accordance with Section 7.1(e) hereof or does not elect to terminate this Agreement in accordance with Section 7.1(e) hereof and proceeds with the Closing, then the condition set forth in Section 5.1 hereof shall be deemed to have been waived by Transco solely with respect to such Development (to the extent reflected on such Update), and the Schedule of Exceptions shall be deemed to be amended as of the Effective Time to incorporate the Update delivered to Transco under this Section 4.9, and notwithstanding any other provision of this Agreement no claim for indemnification under this Agreement may thereafter be asserted by Transco, the Surviving Corporation or any Indemnified Party (as defined below) on the basis that such Development constitutes a breach or inaccuracy of the representation or warranty of the Company to which such Update to the Schedule of Exceptions applies; provided, however, that the Company promptly must provide to Transco and its advisors any information or documents reasonably requested by Transco or such advisors in order to evaluate such Development. Nothing herein shall affect the condition to Transco's obligations set forth in Section 5.7 of this Agreement.

         4.10      NOTICE OF MAJORITY CONSENT ACTION; DRAG-ALONG RIGHTS

         In connection with the approval of the Merger by the Principal Shareholders, the Company shall comply with the requirements of Delaware Law concerning notice to stockholders of stockholder actions taken by less than unanimous written consent and shall distribute such notice, in form reasonably satisfactory to Transco and the Company, promptly after the date hereof and in no event later than the business day following the day on which the right to terminate this Agreement under Section 7.1(f) hereof expires. Promptly after the date hereof, the Company shall cause all "drag-along" rights of the Company or the Principal Shareholders (meaning contractual rights to require other holders of equity securities of the Company (or rights to acquire equity securities of the Company) to cooperate in effecting a sale of the Company) under any Shareholders Agreement, Warrantholder Agreement, Co-Sale Agreement and other agreements to be exercised and all notices required thereby to be given in form reasonably satisfactory to Transco and the Company promptly following the date hereof and in any event no later than the business day following the day on which the right to terminate this Agreement under Section 7.1(f) hereof expires. In connection with the exercise of such rights, the Company shall use commercially reasonable efforts to ensure that all Shareholders enter into and execute such documents as are required to effectuate the Merger and the other transactions contemplated hereby, including without limitation the Stockholders Agreement, the Escrow Agreement and the Shareholder Representation Letters referred to in Article V of this Agreement.

         4.11      PREPARATION FOR CLOSING

                   (a) The Company will use commercially reasonable efforts to cause to be delivered to Transco, not later than three business days prior to the Closing Date, pay-off letters from the agents under each agreement relating to the Fleet Facility and the Banc One Obligation, which letters shall specify the aggregate amount required to be paid, and payment instructions, in order to repay in full all loans (including a separate amount (i) for any and all accrued but unpaid interest and unpaid principal and (ii) for prepayment penalties and other obligations due upon termination and repayment) under such facilities on the projected Closing Date as well as the per diem amount(s) to be added thereto in the event that the actual Closing Date is on a date subsequent to such projected Closing Date. The Company will use commercially reasonable efforts to see that such letters include a customary undertaking by the lenders under such agreements (or their agents, as appropriate) to release on the Closing Date in full all Liens securing obligations under such agreements and to prepare and file with the appropriate governmental or other offices on the Closing Date such instruments as may be required to effect or evidence such release.

                   (b) On or before the Closing Date, the Company shall cause each of the agreements listed in Exhibit 4.11 hereto to be terminated without cost or further obligation of the Company.

                   (c) At least two days prior to the Closing Date, the Company shall deliver to Transco a statement itemizing the Transaction Expenses paid or to be paid by or on behalf of the Company or the Shareholders at or prior to Closing, which Transaction Expenses shall be deducted from the Gross Cash Consideration pursuant to Section 1.7.1 above.

                   (d) At least two days prior to the Closing Date, the Company shall deliver to Transco a statement setting forth the amount of dividends paid or to be paid by or on behalf of the Company at or prior to Closing on the Company Preferred Stock from March 31, 1997 through the Closing Date, which dividends shall be deducted from the Gross Cash Consideration pursuant to
Section 1.7.1 and Section 1.7.4(d) above.

                   (e) At least two days prior to the Closing Date, the Company shall deliver to Transco a statement setting forth the aggregate exercise price of all Options included in the Closing Common Shares, which aggregate exercise price shall be included in the Gross Cash Consideration pursuant to Section
1.7.1 above.

                   (f) At least two days prior to the Closing Date, the Company shall deliver to Transco a statement setting forth the number and ownership of Closing Common Shares expected by the Company to be outstanding immediately prior to the Effective Time, and the Company shall promptly notify Transco through an update thereof in the event the Company becomes aware of any change therein prior to the Effective Time.

         4.12      TAX TREATMENT

         For U.S. federal income Tax purposes, the parties hereto and their respective Affiliates intend that the payments of the Adjusted Cash Consideration as issued in exchange for the shares of the Surviving Corporation, other than those shares retained under Section 1.7.2(b)(ii) above, will be treated as a taxable exchange that is not subject to Section 301 of the Code, to the extent that each Shareholder reduces his or its percentage interest (as determined under Section 302 of the Code) in voting and common stock by more than twenty percent, or to Section 368 of the

Code. Absent a good faith determination by the Surviving Corporation after the date hereof that such treatment is not in accordance with applicable law, the Surviving Corporation will file all Tax returns reflecting such transactions in a manner consistent with the intention set forth above and, in the event of any determination that such treatment is not appropriate, shall use commercially reasonable efforts to notify the Shareholder Representatives reasonably promptly thereafter, and in any event shall so notify the Shareholder Representatives prior to the Surviving Corporation filing any such return.

         4.13      RECIPIENTS OF CONFIDENTIAL INFORMATION

         At or prior to Closing, the Company will deliver to Transco a true, correct and complete list of all Persons to whom the Company or any of its Affiliates or representatives distributed the Confidential Information Memorandum dated April 1997 or gave any other confidential information regarding the Company or any of its Subsidiaries in connection with a proposal for the sale or recapitalization of, merger with, or investment in the Company or any of its Subsidiaries.

         4.14      ESCROW AGREEMENT

         At the Closing, the Surviving Corporation shall enter into the Escrow Agreement and the Stockholders Agreement (as defined below).

         4.15      TAX RETURNS

                   (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Surviving Corporation shall prepare or cause to be prepared and file or cause to be filed all Tax returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Surviving Corporation shall permit the Shareholder Representatives to review and comment on each such Tax return described in the preceding sentence prior to filing provided that such review shall not delay timely filing of such Tax returns.

                   (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. The Surviving Corporation shall prepare or cause to be prepared and file or cause to be filed any Tax returns of the Company and its Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date.

                   (c) COOPERATION ON TAX MATTERS. The Surviving Corporation, the Company and its Subsidiaries and the Shareholder Representatives shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.


                 ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS
                                   OF TRANSCO

         The obligations of Transco to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the satisfaction of the following conditions, which may be waived only in a written notice signed by Transco and delivered to the Company:

         5.1       ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company contained in Article II of this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date as though made on that date.

         5.2       PERFORMANCE OF OBLIGATIONS

         The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing.

         5.3       OPINIONS OF COUNSEL FOR THE COMPANY

         Transco shall have received legal opinions of Perkins Coie and Morris, Nichols, Arsht & Tunnell, counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to Transco.

         5.4       DISSENTERS' RIGHTS

         There shall be no Dissenting Shares, and either (a) three business days shall have elapsed since the twenty day period specified in Section 262(d)(2) of Delaware Law shall have expired without notice to the Company of any assertion of appraisal rights with respect to the Merger or (b) all Shareholders shall have executed and delivered a Shareholder Representation Letter, the Escrow Agreement and the Stockholders Agreement.

         5.5       RESIGNATIONS

         Transco shall have received copies of resignations effective as of the Closing Date of all the directors of the Company and all officers of the Company who are Affiliates of or employed by the Principal Shareholders.

         5.6       CONSENTS AND APPROVALS

         The Company shall have received consent to the Merger and the Preliminary Merger under each of the agreements, leases, notes and other documents identified in Exhibit 5.6 hereto. All approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, shall have been obtained.

         5.7       MATERIAL ADVERSE CHANGE

         Since the date of this Agreement and through the Closing, there shall not have occurred any event which has had or could reasonably be expected to have a Company Adverse Effect.

         5.8       COMPLIANCE CERTIFICATE

         Transco shall have received a certificate of the President, Chairman of the Board or another officer of the Company dated the Closing Date certifying that the conditions to the obligations of Transco and Merger Sub set forth in Sections 5.1, 5.2, 5.4, 5.5, 5.6 and 5.7 have been fulfilled.

         5.9       PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

         All corporate proceedings in connection with the transactions contemplated hereby, and all documents and instruments incident thereto, shall have been approved by Transco's counsel, and Transco shall have received a certificate of the Secretary of the Company in customary form as to the authenticity and effectiveness of the actions of the Board of Directors and Shareholders of the Company authorizing the Merger and the transactions contemplated by this Agreement.

         5.10      SHAREHOLDER REPRESENTATION LETTERS

         Transco shall have received (a) from each Shareholder listed in Exhibit 5.10A, a Shareholder Representation Letter in substantially the form attached hereto as Exhibit 5.10A, (b) from each Shareholder listed in Exhibit 5.10B, a Shareholder Representation Letter in substantially the form attached hereto as
Exhibit 5.10B, (c) from each Shareholder listed in Exhibit 5.10C, a Shareholder Representation Letter in substantially the form attached hereto as Exhibit 5.10C, and (d) from any other Shareholder, a Shareholder Representation Letter in comparable form.

         5.11      LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

         5.12      TERMINATION OF OPTIONS AND WARRANTS

         All Options shall have been exercised either prior to the Closing or as contemplated by Section 1.7.3 above or shall have expired or been terminated.

         5.13      CONVERSION OF PREFERRED STOCK

         All issued and outstanding shares of Company Preferred Stock shall have been converted into Company Common Stock in accordance with the Certificate of Incorporation of the Company.

         5.14      FUNDING

         Bankers Trust Company and Equinox Investment Partners, L.L.C., or their respective affiliates, shall have indicated that they are and continue to be prepared to make the loans and purchase the securities contemplated by the Commitments immediately following the Effective Time, except that this condition shall apply only if the failure of this condition to be satisfied is the result of the non-satisfaction of one or more of the conditions set forth in Exhibit 3.10.

         5.15      EMPLOYMENT AGREEMENTS

         The Company shall have entered into Employment Agreements with members of management of Labtec in form and substance reasonably satisfactory to Transco.

         5.16      STOCKHOLDERS AGREEMENT

         The Shareholders (other than Dissenting Shareholders) shall have executed and delivered counterpart signature pages to the Stockholders Agreement, in substantially the form attached hereto as Exhibit 5.16 (the "Stockholders Agreement").

         5.17      ESCROW AGREEMENT

         The Shareholders (other than Dissenting Shareholders) shall have executed and delivered counterpart signature pages to the Escrow Agreement.

         5.18      PRELIMINARY MERGER

         The Company and Labtec shall have consummated the Preliminary Merger under applicable law.

         5.19      NONCOMPETITION AGREEMENT

         Northern Investment Limited Partnership II shall have executed and delivered a counterpart signature page to the Noncompetition Agreement in substantially the form attached hereto as Exhibit 5.19.


                ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE COMPANY

         The obligations of the Company to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the satisfaction of the following conditions, which may be waived only in a written notice signed by the Company and delivered to Transco.

         6.1       ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Transco contained in Article III of this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date as though made on that date.

         6.2       PERFORMANCE OF OBLIGATIONS

         Transco shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by them at or prior to the Closing.

         6.3       COMPLIANCE CERTIFICATE

         The Company shall have received a certificate of an officer of Transco, dated the Closing Date certifying that the conditions to the obligations of the Company set forth in Sections 6.1 and 6.2 have been fulfilled.

         6.4       LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

         6.5       OPINION OF COUNSEL FOR TRANSCO

         The Company shall have received a legal opinion of Ropes & Gray, counsel for Transco, dated the Closing Date, in form and substance reasonably satisfactory to the Company.

         6.6       STOCKHOLDERS AGREEMENT

         All parties to the Stockholders Agreement other than the Shareholders (excluding the Dissenting Shareholders) shall have executed and delivered counterpart signature pages to the Stockholders Agreement.


                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

         7.1       TERMINATION

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                   (a) by mutual written consent of the Company and Transco duly authorized by their respective Boards of Directors;

                   (b) by either the Company or Transco, if the Merger shall not have been consummated on or prior to the Termination Date (as defined below); provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                   (c) by either the Company or Transco, if there shall be any law, regulation or similar legal authority that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Transco or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

                   (d) by the Company, in the event of a material breach by Transco of any representation, warranty, covenant or other provision of this Agreement which has not been cured or is not curable by the Termination Date; or

                   (e) by Transco, in the event of (i) a material breach by the Company of any representation, warranty, covenant or other provision of this Agreement which has not been cured or is not curable by the Termination Date or (ii) the delivery of any Update pursuant to Section 4.9 above relating to the occurrence of any Development which Transco determines, in its reasonable discretion, would result in the representation or warranty to which such Update disclosing such Development relates (before giving effect to such Update) not being true and correct in all material respects as of the Closing Date.

                   (f) by Transco or the Company, in the event that the parties have not agreed on the forms of Exhibits 1.7 (Escrow Agreement), 5.16 (Stockholders Agreement) and 5.19 (Noncompetition Agreement) prior to 2:00 p.m. Pacific time on the fifth business day after the date of this Agreement.

         As used in this Agreement the term "Termination Date" shall mean September 30, 1997; provided, however, that, if the Company has not obtained all consents referred to in Exhibit 5.6 by September 30, 1997, upon notice from Transco to the Company given on or prior to September 30, 1997, the Termination Date shall be October 14, 1997 or such later date as Transco and the Company may mutually agree.

         7.2       EFFECT OF TERMINATION

         In the event of the termination of this Agreement pursuant to Section
7.1 above, there shall be no further obligation on the part of any party hereto, and this Agreement shall be of no further force or effect, except that nothing herein shall relieve any party from liability for any breach hereof. Notwithstanding the foregoing, Sections 4.5, 4.8, 9.1, 9.8, 9.11 and 9.12 of this Agreement shall remain in full force and effect after termination hereof.

         7.3       AMENDMENT

         This Agreement may not be amended except by an instrument in writing signed by Transco and the Company; provided, however, that no amendment shall be effected which is not permitted under applicable law without further approval of the stockholders of the Company under Delaware Law without obtaining required stockholder approval to the extent so required.

         7.4       WAIVER

         At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

             ARTICLE VIII - SURVIVAL AND SHAREHOLDER INDEMNIFICATION

         8.1       SURVIVAL

         The representations and warranties of the Company contained in Sections 2.6, 2.7, 2.24 and 2.25 of this Agreement and in any certificates or other documents delivered by the Company pursuant to Section 5.1 hereof to the extent relating to such Sections (the "Financial Representations") shall survive the Closing only until June 30, 1998. All other representations and warranties of the Company contained in this Agreement and in any certificates or other documents delivered by the Company pursuant to Section 5.1 hereof relating to such representations and warranties (the "General Representations") shall survive the Closing only until June 30, 1999. Each covenant and agreement contained in this Agreement shall continue until all obligations imposed thereby shall have been performed or satisfied or have terminated or expired in accordance with its terms. No claim for indemnification in respect of Losses (as defined below) arising in connection with this Agreement may be made or asserted by any Person, and no obligation to indemnify in respect thereof shall exist, unless written notice of such claim shall have been given as provided in this
Article VIII on or prior to the last day of the survival period relating to the provision(s) of this Agreement on which such claim is to be based as provided in the preceding sentence. The termination of any such representation, warranty or covenant shall not affect any claim for breach or inaccuracy of representations, warranties or covenants if such written notice shall have been given on or prior to such last day of such survival period.

         8.2 PARTICIPATING SHAREHOLDER INDEMNIFICATION; ADJUSTMENT OF MERGER CONSIDERATION

         From and after the Closing Date, the Shareholders other than any Dissenting Shareholders (the "Participating Shareholders"), jointly and severally, shall indemnify and hold the Surviving Corporation and its officers, directors and affiliates (the "Indemnified Parties") harmless from and against any and all losses, damages, costs or other expenses (including but not limited to reasonable legal and accounting fees) incurred by such Indemnified Parties as a result of any inaccuracy in any representation or warranty made by the Company in this Agreement (as such representations and warranties would read if all materiality qualifiers contained therein (including in the definition of the term Company Adverse Effect) were deleted therefrom) or any breach by the Company of any covenant or other agreement of the Company contained in this Agreement ("Losses"). The indemnification obligations set forth in this Article VIII shall be binding on and enforceable against each Participating Shareholder. The indemnification obligations of the Participating Shareholders under this
Article VIII shall be satisfied exclusively from the Escrow Amount, and the Escrow Common, in accordance with the Escrow Agreement. The aggregate dollar amount of the indemnification obligations of the Participating Shareholders under this Article VIII which are so satisfied from the Escrow Amount and the Escrow Common shall be deemed to reduce the total Merger Consideration otherwise payable to the Participating Shareholders in the Merger pursuant to Section 1.7 of this Agreement.

         8.3       THRESHOLD AND LIMITATIONS

         Notwithstanding any other provision of this Agreement, from and after the Effective Time:

                   (a) No Indemnified Party shall be entitled to any amount in respect of Losses as to which claims for indemnification are made under this
Article VIII ("Claims"), and no Participating Shareholder shall be obligated to provide indemnification, unless and until the aggregate amount of all Losses as to which indemnification otherwise would be required under this Agreement exceeds $500,000 (the "Threshold"), and then, subject to paragraph (b) below, only for the amount of such Losses in excess of the Threshold; provided, however, that the foregoing limitation shall not apply to any Claim for Losses resulting from any breach, inaccuracy or misrepresentation of the representations, warranties or covenants of the Company contained in Sections 1.9, 2.1, 2.2, 2.3, 2.5, 2.19, 4.10 and 9.1 hereof.

                   (b) The maximum aggregate liability of the Participating Shareholders for indemnification under this Agreement with respect to claims made in respect of the Financial Representations shall be limited to the Escrow Amount. Claims made in respect of the General Representations or in respect of a breach of or noncompliance with any covenant contained in this Agreement, in each case consisting of the dollar amount of Losses in excess of the Threshold, if applicable, may be assessed only against the Escrow Amount and/or the Escrow Common, in each case only to the extent thereof, in accordance with the Escrow Agreement. The Escrow Amount and the Escrow Common shall be the exclusive sources from which any Claims for Losses recoverable under this Article VIII may be satisfied, and in no event shall the Participating Shareholders have any liability for indemnification under this Article VIII beyond the Escrow Amount and the Escrow Common. Any Claim paid from the Escrow Amount or the Escrow Common shall be paid to the Surviving Corporation, on behalf of the Indemnified Party, in accordance with this Article VIII and the Escrow Agreement and shall be deemed to reduce the Escrow Amount or the Escrow Common, as the case may be, pro rata with respect to each Participating Shareholder, as determined by reference to the amount of Adjusted Cash Consideration and Escrow Common such Participating Shareholder is entitled to receive in the Merger as compared to all other Participating Shareholders.

                   (c) Subject to the Threshold and the other limitations set forth in this Section 8.3, payment of any Claim required to be paid from the Escrow Common shall be made, in accordance with the Escrow Agreement, by cancellation of a number of shares of Escrow Common equal to the result obtained by dividing the dollar amount of such Claim in excess of the Threshold (if applicable, and only to the extent the Threshold has not previously been applied to any Claims) by $28.33.

         8.4       PROCEDURE FOR INDEMNIFICATION

                   (a) An Indemnified Party shall give written notice of any Claim for indemnification under this Article VIII to the Shareholder Representatives (as defined below) as promptly as practicable, but in any event (i) prior to the expiration of the survival period for such Claim as provided in Section 8.1 above and (ii) if such Claim relates to the assertion against an Indemnified Party of any claim or dispute by a third party (a "Third Party Claim"), within 20 days after receipt by the Surviving Corporation of written notice of a legal process relating to such Third Party Claim; provided, however, that, with respect to the time limits set forth in the foregoing clause (ii), no delay on the part of the Indemnified Party in notifying the Shareholder Representatives shall relieve the Participating Shareholders of any obligation under this Article VIII except to the extent that the Participating Shareholders are prejudiced thereby. Any such notice shall describe the nature of the Claim, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provision or provisions of this Agreement on which the Claim is based.

                   (b) (i) The Shareholder Representatives, on behalf of the Participating Shareholders, shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the Participating Shareholders' sole expense, in which case the provisions of Section 8.4(b)(ii) below shall govern.

                       (ii) The Shareholder Representatives shall select counsel to conduct the defense or handling of such Third Party Claim reasonably satisfactory to the Indemnified Party. The Shareholder Representatives shall defend or handle such Third Party Claim in consultation with the Indemnified Party and in such manner as is reasonable under the circumstances and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The Shareholder Representatives shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless the settlement provides for only monetary damages and provides an unconditional release and discharge of the Indemnified Party. The Indemnified Party shall cooperate with the Shareholder Representatives and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense. The Indemnified Party shall not, without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Shareholder Representatives, agree to a settlement of any Third Party Claim that is being defended and handled by the Shareholder Representatives pursuant to this Section 8.4(b)(ii). Notwithstanding any other provision of this Agreement, any violation of the terms of the foregoing sentence which is not promptly cured by the Indemnified Party shall relieve the Shareholders from any liability to indemnify in respect of the subject matter of the Third Party Claim so settled, unless the Shareholder Representatives shall have failed to comply in all material respects with their obligations under this paragraph.

                   (c) (i) If (1) a Shareholder Representative does not give written notice to the Indemnified Party, within 15 days after receipt of the notice from the Indemnified Party of a Third Party Claim, that the Shareholder Representative has elected to assume the defense or handling of such Third Party Claim; (2) at any time the Shareholder Representatives shall fail to carry out such defense or handling diligently and in such manner as is reasonable under the circumstances; (3) the Third Party Claim involves other than only money damages; (4) settlement of, or an adverse judgment with respect to, the Third Party Claim is, in the good faith and reasonable judgment of the Board of Directors of the Surviving Corporation, likely to establish a precedential custom or practice which is reasonably likely to have a material adverse effect on the continuing business interests of the Surviving Corporation; or (5) the Indemnified Party has determined, upon advice of counsel and in its reasonable judgment, that having common counsel with the Company or Shareholders would present such counsel with a conflict of interest or that, upon advice of counsel, there may be legal defenses available to such Indemnified Party which are different from or in addition to those available to the Company or Shareholders, then the provisions of Section 8.4(c)(ii) below shall govern.

                           (ii) The Indemnified Party may, at the Participating
Shareholders' expense, select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in a manner that is reasonable under the circumstances; provided, however, that the Indemnified Party shall keep the Shareholder Representatives timely apprised of the status of such Third Party Claim. The Indemnified Party shall not settle such Third Party Claim without the prior written consent of the Shareholder Representatives (which consent shall not be unreasonably withheld or delayed). Notwithstanding any other provision of this Agreement, any violation of the terms of the foregoing sentence shall relieve the Participating Shareholders from any liability to indemnify in respect of the subject matter of the Third Party Claim so settled, unless the Shareholder Representatives shall have failed to comply in all material respects with their obligations under this paragraph. If the Indemnified Party defends or handles such Third Party Claim, the Shareholder Representatives shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with their own counsel and at the Shareholders' expense.

                   (d) The term "Shareholder Representatives" shall mean The Northern Group, Inc. or Stephens Group, Inc. or both or any successors thereto of which the Surviving Corporation is notified in writing. The Shareholder Representatives shall act as follows:

                           (i) Each Shareholder Representative shall have
authority to act for and on behalf of all Participating Shareholders with respect to all matters arising in connection with this Agreement, including, without limitation, the power and authority, in their sole discretion, to:

                                    (A) take any action contemplated to be taken
by the Shareholder Representatives under this Article VIII or the Escrow Agreement;

                                    (B) negotiate, determine, defend and settle
any Third Party Claim and any dispute which may arise under or in connection with this Agreement; and

                                    (C) make, execute, acknowledge and deliver
any releases, assurances, receipts, requests, instructions, notices, agreements, certificates and any other instruments, and to generally do any and all things and to take any and all actions which may be requisite, proper or advisable in connection with this Agreement or the Escrow Agreement.

                           (ii) The Shareholder Representatives shall not be
liable to any Participating Shareholder for any action taken or any omission to act, in good faith, in connection with the Shareholder Representatives' responsibilities as Shareholder Representatives under this Agreement.

         8.5       EXCLUSIVE REMEDIES

         After the Effective Time, the indemnification provided in this Article VIII shall be the exclusive remedy available to Transco, the Surviving Corporation and the other Indemnified Parties in respect of any breach of or noncompliance with any provision of this Agreement by the Company, other than claims based on fraud. Subject to Section 8.6 below, prior to the Effective Time, each party hereto shall have available to it all remedies provided by law or in equity in the event of any breach of or noncompliance with this Agreement by any other party hereto, including without limitation the remedies described in Section 9.7 below.

         8.6       ARBITRATION

         Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement (except for actions by any party seeking equitable, injunctive or other relief) shall be finally settled by arbitration as follows: Any party who is aggrieved shall deliver a notice to the other parties hereto setting forth the specific points in dispute. Any points remaining in dispute 45 days after the giving of such notice shall be submitted to arbitration in Chicago, Illinois to the American Arbitration Association ("AAA"), before a single arbitrator mutually agreeable to the parties, and failing such agreement, appointed in accordance with AAA's Arbitration Rules (the "Rules"), modified only as herein expressly provided. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings after having been notified in accordance with the Rules. The decision of the arbitrator on the points in dispute will be final, unappealable and binding and judgment on the award may be entered in any court having jurisdiction thereof. The parties to this Agreement hereby submit to the nonexclusive jurisdiction of the federal and state courts located in the State of Delaware for the purpose of resolving disputes arising out of this Agreement and the transactions contemplated hereby and hereby waive any claim based on a lack of personal jurisdiction concerning the matter in dispute. Notwithstanding any other provision of this Agreement, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorneys' fees and expenses of the parties as the arbitrator deems appropriate. Notwithstanding any other provision of this Agreement, in the absence of any such apportionment, the fees and expense of the arbitrator will be borne (i) fifty percent (50%) by Transco, on the one hand, and fifty percent (50%) by the Company if the Closing has not occurred or (ii) 50% by the Surviving Corporation and 50% by the Shareholders if the Closing has occurred, on the other hand, and each such party will bear the fees and expenses of its own attorneys. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award and other than actions seeking equitable relief. The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

         8.7       NO CIRCULAR RECOVERY

         No Participating Shareholder will be entitled to make any claim for indemnification against the Surviving Corporation or any of its Affiliates by reason of the fact that he, she or it (or any of his, her or its officers, directors, agents or other representatives) was a controlling person, director, officer, employee, agent or other representative of the Company or of any of its Subsidiaries or was serving as such for another Person at the request of any the Company or any of its shareholders, subsidiaries or other Affiliates (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any statute, charter, by-law, contractual obligation or otherwise) with respect to any action brought by Transco or the Surviving Corporation against any Participating Shareholder (whether such action is pursuant to this Agreement, applicable law, or otherwise).


                              ARTICLE IX - GENERAL

         9.1       EXPENSES

         Regardless of whether the transactions contemplated by this Agreement are consummated, each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement (including legal and accounting fees and expenses), except that the total amount of all fees and expenses of counsel, investment bankers, accountants and other advisors of the Company and the Shareholders in connection with the transactions contemplated by this Agreement (the "Transaction Expenses") shall be solely the responsibility of the Shareholders; provided, however, that the fees and expenses of the Company Auditors relating to the matters contemplated by Section 1.7.4(b) above shall be borne 50% by the Shareholders (such 50% to be included in the Transaction Expenses) and 50% by the shareholders of Transco.

         9.2       NOTICES

         Any notice or demand desired or required to be given hereunder shall be in writing given by personal delivery, certified or registered mail, confirmed facsimile transmission, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice or request shall be the date of personal delivery, four days after the date of mailing by certified or registered mail, the date on which successful facsimile transmission is confirmed, or the day following the date deposited with a reputable overnight courier service for overnight delivery, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

                   TO TRANSCO:

                   Speaker Acquisition Corp.
                   c/o Sun Capital Partners, Inc.
                   777 South Flagler Drive
                   West Tower, Eighth Floor
                   West Palm Beach, FL  33401
                   Fax:  (561) 820-1314
                   Attention:  President

                   with copies to:


Bain Capital                             Sun Capital
Two Copley Place                         777 South Flagler Drive
7th Floor                                West Tower, Eighth Floor
Boston, MA  02116                        West Palm Beach, FL  33401
Fax:  (617) 572-3274                     Fax:  (561) 820-1314
Attention:  Geoffrey S. Rehnert and      Attention:  Marc J. Leder and Rodger
            Joseph A. Pretlow                        R. Krouse

Ropes & Gray
One International Place
Boston, MA  02116
Fax:  (617) 951-7050
Attention:  Patrick Diaz and
            Peter H. Dodson

                   TO THE SHAREHOLDER REPRESENTATIVES OR, PRIOR TO THE CLOSING, THE COMPANY:

                   LEI Holdings, Inc.
                   c/o Labtec Enterprises, Inc.
                   Suite J
                   3801 N.E. 109th Avenue
                   Vancouver, WA  98682
                   Fax:  (360) 896-2020
                   Attention:  President
                   with copies to:


The Northern Group, Inc.                   Stephens Group, Inc.
Suite 3140                                 Suite 2400
900 Fourth Avenue                          111 Center Street
Seattle, WA  98164                         Little Rock, AR  72201
Fax:  (206) 622-3319                       Fax:  (501) 377-2666
Attention:  Michael F.O. Harris            Attention:  Kevin M. Wilcox

Perkins Coie
1201 Third Avenue, 40th Floor
Seattle, Washington  98101-3099
Fax:  (206) 583-8500
Attention:  Stewart M. Landefeld and David C. Clarke

TO THE SURVIVING CORPORATION:

LEI Holdings, Inc.
c/o Labtec Enterprises, Inc.
Suite J
3801 N.E. 109th Avenue
Vancouver, WA  98682
Fax:  (360) 896-2020
Attention:  President

with copies to:


Bain Capital                              Sun Capital
Two Copley Place                          777 South Flagler Drive
7th Floor                                 West Tower, Eighth Floor
Boston, MA  02116                         West Palm Beach, FL  33401
Fax:  (617) 572-3274                      Fax:  (561) 820-1314
Attention:  Geoffrey S. Rehnert and       Attention:  Marc J. Leder and Rodger
            Joseph A. Pretlow                         R. Krouse

Ropes & Gray
One International Place
Boston, MA  02116
Fax:  (617) 951-7050
Attention:  Patrick Diaz and
            Peter H. Dodson

         9.3       SEVERABILITY

         If any term or other provision of this Agreement is determined by a court or by arbitration to be invalid, illegal or incapable of being enforced under any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         9.4       ENTIRE AGREEMENT

         All prior or contemporaneous agreements, contracts, promises, representations and statements among the parties to this Agreement as to the subject matter hereof (other than the Exhibits and Schedules to this Agreement and the other agreements specifically mentioned in this Agreement, and the certificates and other documents delivered pursuant to this Agreement or in connection herewith (together with this Agreement, the "Transaction Documents")) are merged into this Agreement. The Transaction Documents set forth the entire understanding and agreement among the parties with respect to the subject matter hereof and thereof, and there are no terms, conditions, representations, warranties or covenants other than those contained in the Transaction Documents or supplied by law.

         9.5       ASSIGNMENT

         This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; provided, however, that, the Surviving Corporation may, without such consent, (a) make a collateral assignment of this Agreement to its lenders or (b) assign this Agreement to any entity which acquires substantially all of the assets of the Surviving Corporation.

         9.6       PARTIES IN INTEREST

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that, from and after the Effective Time, each Participating Shareholder (including for this purpose the Shareholder Representatives acting on behalf of the Participating Shareholders) shall be deemed to be a third party beneficiary of this Agreement for the purpose of enforcing the provisions of Sections 1.7 and 1.10 of this Agreement; the Shareholder Representatives shall be deemed to be third party beneficiaries of this Agreement for the purpose of enforcing, on behalf of the Participating Shareholders, the provisions of Section

1.13 and Article VIII of this Agreement; and, in connection with the foregoing, each Participating Shareholder (including for this purpose the Shareholder Representatives acting on behalf of the Participating Shareholders) shall be bound by and entitled to enforce the provisions of Article IX of this Agreement, in each case as if each such Participating Shareholder or Shareholder Representative, as the case may be, were a party hereto.

         9.7       SPECIFIC PERFORMANCE

         Each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event that, prior to the Effective Time, any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled, prior to the Effective Time, to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity.

         9.8       GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without regard to principles of conflicts of laws.

         9.9       HEADINGS

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.10      COUNTERPARTS

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         9.11      WAIVER OF JURY TRIAL

         To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and agrees to cause each of its Subsidiaries to waive, and covenants that neither it nor any of its Subsidiaries will assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue or action arising out of or based upon this Agreement or any other Closing Agreement or the subject matter hereof or thereof or in any way connected with or related or incidental to the transactions contemplated hereby, in each case whether now existing or hereafter arising. Each party acknowledges that it has been informed by the other parties that this Section 9.11 constitutes a material inducement upon which such other parties are relying and will rely in entering into this Agreement and any other agreements relating hereto or contemplated hereby. Any party hereto may file an original counterpart or a copy of this
Section 9.11 with any court as written evidence of the consent of each such party to the waiver of its right to trial by jury.

         9.12      CONSENT TO JURISDICTION

         Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Subsidiaries to submit, to the nonexclusive jurisdiction of the state and federal courts of the State of Delaware for the purpose of any Action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives, and agrees to cause each of its Subsidiaries to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Subsidiaries to commence any action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9.2 is reasonably calculated to give actual notice.

         9.13      SURVIVAL AND INDEPENDENCE OF REPRESENTATIONS

         All representations, warranties, covenants and agreements made by or on behalf of any party hereto in this Agreement (including, without limitation, the Schedules hereto), or pursuant to any document, certificate, financial statement or other instrument referred to herein or delivered in connection with the transactions contemplated hereby, shall be deemed to have been material and relied upon by the other parties hereto, notwithstanding any investigation made by or on behalf of any of the parties hereto or any opportunity therefor or any actual or constructive knowledge thereby obtained. Neither the period of survival nor the liability of any party with respect to such party's representations, warranties covenants and agreements shall be reduced by any investigation made at any time by or on behalf of any party.

         9.14      KNOWLEDGE

         Whenever reference is made herein to the knowledge of the Company with respect to any matter, it is understood to refer to the actual knowledge of the officers and directors of the Company and Labtec, all of whom are listed in
Exhibit 9.14 (and for such purposes shall also include the actual knowledge of Michael Shaver).

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.



                               SPEAKER ACQUISITION CORP.


                               By: /s/ Rodger Krouse


                               LEI HOLDINGS, INC.


                               By: /s/ Michael F.O. Harris
                               Title: Vice President, Treasurer and Secretary